UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant
☒
Filed by a party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FORTREA HOLDINGS INC.
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fortrea

Delivering solutions that bring life-changing treatments to patients faster and create lasting value for all our stakeholders

2026 Proxy Statement

Fortrea.com

To Our Stockholders:

FORTREA HOLDINGS INC. 8 MOORE DRIVE, DURHAM, NORTH CAROLINA 27713

April 27, 2026

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Fortrea Holdings Inc. virtually at 8:00 a.m. Eastern Time, on Tuesday, June 9, 2026, at www.virtualshareholdermeeting.com/FTRE2026.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, please review the section called “Who Can Attend the Annual Meeting?” on page 5 of the proxy statement for more information about how to attend the meeting.

Proxy materials, which include a Notice of Internet Availability, proxy statement, and proxy card, are first being made available to stockholders of Fortrea Holdings Inc. on or about April 27, 2026. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card.

Thank you for your support.

Sincerely,

Anshul Thakral

Chief Executive Officer

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Fortrea Holdings Inc., a Delaware corporation (the “Company” or “Fortrea”), will be held at 8:00 a.m. Eastern Time, on Tuesday, June 9, 2026. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/FTRE2026.

Date:

Tuesday, June 9, 2026

Time:

8:00 a.m. Eastern Time

Where:

www.virtualshareholdermeeting.com/FTRE2026

Record Date:

April 15, 2026

Holders of record of our Common Stock as of the close of business on April 15, 2026, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be electronically open to the examination of any stockholder during the Annual Meeting, as well as at our principal executive offices at 8 Moore Drive, Durham, North Carolina 27713 for a period of ten days ending on the day prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

1.	To elect Anshul Thakral, Peter M. Neupert, and William J. Sharbaugh as Class III Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay”); and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

By Order of the Board of Directors

Agnieszka M. Gallagher

General Counsel and Corporate Secretary

Durham, North Carolina

April 27, 2026

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed postage-paid return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

FORTREA • 2026 Proxy Statement 1

Proxy Statement

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fortrea Holdings Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 9, 2026 (the “Annual Meeting”). Holders of record of shares of our Common Stock, $0.001 par value (“Common Stock”), as of the close of business on April 15, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 94,584,730 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

In this proxy statement, “Fortrea,” “Company,” “we,” “us,” and “our” refer to Fortrea Holdings Inc. and, where applicable, our subsidiaries and predecessor entities. “Spin” refers to the pro-rata distribution of Fortrea shares by Laboratory Corporation of America Holdings Inc. (“Labcorp”) that was effective on June 30, 2023, in accordance with the Separation and Distribution Agreement between Fortrea and Labcorp entered into on June 29, 2023, whereby Labcorp agreed to spin-off Fortrea as a publicly-traded company.

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations, forecasts, assumptions and other information available to Fortrea as of the date hereof. Forward-looking statements involve inherent risks and uncertainties, include statements regarding Fortrea’s expectations, beliefs, intentions, or strategies regarding the future, including with respect to business, financial, operational, compensation, and environmental, social and governance matters, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “should,” “seeks,” “approximately,” “estimate,” “goal,” “intend,” “may,” “plan,” “should,” “will,” and “would” or similar words. Fortrea’s actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Fortrea’s business, including if we do not generate a large number of net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract, if we are unable to contract with suitable investigators and recruit and enroll patients for clinical trials, our international operations could subject us to additional risks and expenses that could adversely impact our business or results of operations, and the risks and uncertainties discussed in Fortrea’s Annual Report on Form 10-K for fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026 (“Annual Report on Form 10-K”) as well as Fortrea’s other filings with the SEC. Fortrea undertakes no obligation to revise or update any forward-looking statements made in this proxy statement, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

DATE & TIME: Tuesday, June 9, 2026 8:00 a.m. Eastern Time	Location: www.virtualshareholdermeeting.com/FTRE2026	RECORD DATE: April 15, 2026

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) will be released on or about April 27, 2026, to our stockholders on the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 9, 2026

This Proxy Statement and our 2025 Annual Report are available at www.proxyvote.com

Where Can You Find More Information?

See “Questions and Answers about the 2026 Annual Meeting of Stockholders” on page 5.

References to our website in this proxy statement, the 2025 Annual Report or the Annual Report on Form 10-K are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, these documents.

Stockholders may obtain directions for accessing the meeting online by visiting our website at www.fortrea.com.

2 2026 Proxy Statement • FORTREA

Proxy Statement

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Anshul Thakral, Peter M. Neupert, and William J. Sharbaugh as Class III Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”); and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

Company Overview

Fortrea is a publicly traded company, and our common stock is listed under the symbol “FTRE” on the Nasdaq Stock Market LLC (“Nasdaq”). We are a leading global provider of clinical development solutions to the life sciences industry. We provide phase I through IV clinical trial management, clinical pharmacology, and consulting services for global pharmaceutical, biotechnology, and medical device customers. Our talented and diverse team of approximately 14,300 people working in approximately 100 countries is scaled to deliver focused and agile solutions to customers globally.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations which are as follows:

Proposals	Board Recommendation

 1.  To elect Anshul Thakral, Peter M. Neupert, and William J. Sharbaugh as Class III Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified

FOR

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR

3. To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”)	FOR

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

FORTREA • 2026 Proxy Statement 3

Proxy Statement

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Fortrea is making this proxy statement and its 2025 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

4 2026 Proxy Statement • FORTREA

Questions and Answers about the 2026 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 15, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 94,584,730 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. That is, shares are registered in your name with our transfer agent. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

The Annual Meeting will be conducted virtually. All stockholders will be able to attend and vote at the Annual Meeting via webcast by entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials at www.virtualshareholdermeeting.com/FTRE2026. If you do not have a control number, you will be able to register as a guest; however, you will not be able to vote or submit questions before or during the meeting.

No recording of the Annual Meeting is allowed, including audio and video recording.

Why is the annual meeting a virtual meeting?

To facilitate broad stockholder attendance and provide a consistent experience to all stockholders, regardless of location, our 2026 Annual Meeting will be a virtual-only meeting where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board and management. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

FORTREA • 2026 Proxy Statement 5

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We also recommend that you carefully review the above procedures needed to gain admission in advance.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the presiding officer of the Annual Meeting may postpone or adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

How do I vote?

Whether you plan to attend the annual meeting or not, we recommend that stockholders vote by proxy. If you are a stockholder of record, there are two ways to vote by proxy:

•	By Internet or by Telephone—You can vote by Internet or telephone by following the instructions on the proxy card.

•

At the Annual Meeting—To vote during the Annual Meeting, attend the Annual Meeting at www.virtualshareholdermeeting.com/FTRE2026, and we will provide voting instructions at that link. In order to vote, you will need the 16-digit control number that appears on your proxy card or the instructions that accompanied these proxy materials. Each stockholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicative voting. Depending on the number of accounts in which you hold shares of our common stock, you may receive and need to vote more than one control number.

•	By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 8, 2026. If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy.

Can I change my vote after I submit my proxy?

Yes.

If you are a record stockholder (i.e., your shares are registered in your name with our transfer agent), you may revoke your proxy and change your vote:

•	by delivering to our Corporate Secretary a duly executed new proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by delivering a revocation of the proxy to our Corporate Secretary prior to or when the vote is taken; or

•	by voting virtually at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the Annual Meeting.

6 2026 Proxy Statement • FORTREA

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

If your shares are held in street name (i.e., through a broker or bank), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

Broadridge Financial Solutions, our independent proxy tabulator, will count the votes and act as inspector of elections for the Annual Meeting.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, along with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The majority of the votes cast. This means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.	Abstentions and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes on this proposal, however they would have no effect under the applicable voting standard.

Proposal 3: Approval, on an advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will not be counted as votes “for” or “against” this proposal.

What is an abstention and how will abstentions be treated?

An “abstention,” in the case of the proposals regarding the election of a director, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and the advisory vote on the compensation of our named executive officers (“Say-on-Pay Vote”) represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained on the election of a director. Abstentions have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP, or the Say-on-Pay Vote.

FORTREA • 2026 Proxy Statement 7

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of a director or the Say-on-Pay Vote. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

8 2026 Proxy Statement • FORTREA

Proposal 1: Election of Directors

At the Annual Meeting, three (3) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have eight (8) directors on our Board, including three (3) Class III Directors. Our current Class III Directors are: (i) Peter M. Neupert, who has served on our Board since June 29, 2023; (ii) Anshul Thakral, who has served on our Board since August 4, 2025; and (iii) William J. Sharbaugh, who has served on our Board since September 22, 2025. The Board has nominated Anshul Thakral, Peter M. Neupert, and William J. Sharbaugh for election as Class III Directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the 2026 Annual Meeting. In accordance with Fortrea’s Amended and Restated Bylaws (the “Bylaws”), director nominees in an uncontested election must receive a majority of the votes cast to be elected, which under the Bylaws means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The Board has adopted a policy under which an incumbent director who does not receive the required vote for election as provided in the Bylaws will submit their resignation for consideration by the Board. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting held to date, the successors to directors whose terms then expire have been elected to serve from the time of election and qualification until the third annual meeting following election. Beginning at the 2026 Annual Meeting, the current class structure is as follows: Class III, whose current term expires at the 2026 Annual Meeting and whose new term will expire at the 2028 Annual Meeting; Class I, whose current term expires at the 2027 Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting; and Class II, whose current term expires at the 2028 Annual Meeting. Commencing at the 2028 Annual Meeting and at all subsequent Annual Meetings, the Board will no longer be classified, and all directors will be elected for a term of office to expire at the next succeeding Annual Meeting. The current Class I Directors are Edward Pesicka and David Smith and the current Class II Directors are Dr. Amrit Ray, Erin L. Russell, and Machelle Sanders.

There are no family relationships among any of our executive officers or directors. For information regarding each of their compensation arrangements, see “Director Compensation” and “Executive Compensation.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class III Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

Directors are elected by a majority of the votes cast at the meeting. If a quorum is present, a director nominee will be elected if the number of shares voted “for” a director nominee’s election exceeds 50% of the number of votes cast with respect to that director nominee’s election. As discussed above, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

If an incumbent director does not receive “For” votes that constitute a majority of the votes cast, the director must offer to submit his or her resignation and the Board will decide whether to accept the offer to resign.

FORTREA • 2026 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

Director Candidate Qualifications

When evaluating prospective candidates for director, the Nominating, Corporate Governance and Compliance Committee establishes and recommends to the Board the appropriate skills and characteristics required of Board members for the selection of new directors, and evaluates the qualifications of potential candidates for director, including any nominees submitted by stockholders. The Nominating, Corporate Governance and Compliance Committee also evaluates director independence. Further, the Nominating, Corporate Governance and Compliance Committee is committed to strengthening the Board by identifying talented and highly qualified individuals who bring diverse backgrounds, professional skills, and experiences. Our current directors’ primary skills and experiences are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board.

Experience, Expertise or Attribute	Peter Neupert	Anshul Thakral	Edward Pesicka	Amrit Ray	Erin Russell	Machelle Sanders	William Sharbaugh	David Smith

General Management and Business Operations	X	X	X	X	X	X	X	X

CEO Experience	X	X	X

CFO Experience			X					X

Technology	X						X

Finance/Accounting	X		X		X	X	X	X

Mergers and Acquisitions	X	X	X	X	X		X	X

Risk Management	X		X	x	x	X	X	X

International Business	X	X	X	X	X	X	X	X

Healthcare/Drug Development	X	X	X	X	X	X	X	X

Human Resources						X

Quality and Regulatory				X		X	X

Science and Medicine	X			X		X	X	X

Spin Experience				X	X	X	X	X

NOMINEES FOR CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2028 ANNUAL MEETING)

The current members of the Board who are also nominees for election to the Board as Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Peter M. Neupert	70	2023	Chairman of the Board
Anshul Thakral	48	2025	Chief Executive Officer
William Sharbaugh	63	2025	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Age: 70 Director Since: June 29, 2023

Peter M. Neupert

Mr. Neupert has served as a director since June 2023. Mr. Neupert served as an Operating Partner at Health Evolution Partners, a private equity fund, from February 2012 to July 2014. Prior to joining Health Evolution Partners, Mr. Neupert served as Corporate Vice President, Health Solutions Group at Microsoft from August 2005 to January 2012, and as the Chief Executive Officer and Chairman of the board of directors of drugstore.com, which he joined in July 1998. Prior to drugstore.com, Mr. Neupert was Corporate Vice President for News and Publishing at Microsoft, where he created and led MSNBC.com and MSNBC Cable and managed Microsoft’s other online publishing entities including Slate.com. Since 2013, Mr. Neupert has served as a director of Labcorp, a public, global life sciences company, and as a director of Adaptive Biotechnologies Corporation, a commercial-stage biotechnology company. Mr. Neupert previously served as a member of the board of directors of NextGen Healthcare, Inc., a public software company, and several private companies. Mr. Neupert served as a member of the Board of Trustees of Fred Hutchinson Cancer Research Center from June 2007 to June 2020. Mr. Neupert earned his Bachelor of Arts in Philosophy from Colorado College and his Master of Business Administration from the Tuck School of Business at Dartmouth College.

10 2026 Proxy Statement • FORTREA

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 48 Director Since: August 4, 2025

Anshul Thakral

Mr. Thakral has served as our Chief Executive Officer and a member of our Board of Directors since August 2025. Mr. Thakral has more than 25 years of experience in the CRO, pharmaceutical, and biotech industries as a general manager, management consultant, commercial leader and entrepreneur. He previously served as Co-Founder and Chief Executive Officer of Launch Therapeutics since its founding in March 2022. From July 2016 to February 2022, Mr. Thakral served in increasing levels of seniority at PPD, Inc. (“PPD”), from Global Head of PPD Biotech to Chief Commercial Officer and Executive Vice President of Peri- and Post-Approval Services at PPD. Before PPD, Mr. Thakral ran the global life sciences business unit at Gerson Lehrman Group from March 2014 to June 2016 and served as a consultant at McKinsey & Company from August 2006 to March 2014, where he was an associate principal in the healthcare practice, counselling senior management and CEOs of global pharmaceutical and biotechnology companies. Mr. Thakral currently serves on the board of directors of Orsini Specialty Pharmacy, a leader in pharmacy solutions for rare disease and complex therapy programs and earned his Bachelor of Science and Master of Science in Engineering in Biomedical Engineering from Johns Hopkins University and his Master of Business Administration from the Wharton School at the University of Pennsylvania.

Age: 63 Director Since: September 22, 2025

William J. Sharbaugh

Mr. Sharbaugh was appointed to our Board of Directors on September 22, 2025. Mr. Sharbaugh brings extensive experience in the biopharmaceutical and life sciences industry, having served in executive and board roles during his more than three decades in the pharmaceutical industry. Mr. Sharbaugh currently serves as chairman of the board of Ora Clinical, a specialty ophthalmology contract research organization, as well as a member of the board of directors of Launch Therapeutics, Inc., a late-stage pharmaceutical development company. In addition, Mr. Sharbaugh previously served as a member of the board of directors of BioCareSD, Inc., a drug distribution company, and Alcami Corporation, a contract distribution and manufacturing company. His previous executive experience includes serving as chief operating officer for PPD, a CRO, from 2007 to 2021. Mr. Sharbaugh earned his B.S from the U.S. Military Academy at West Point, a M.S. in the Management of Technology from the Wharton School and the School of Engineering at the University of Pennsylvania, a M.S in Regulatory Affairs and Quality Assurance from Temple University School of Pharmacy, and a M.A. in International Relations from Boston University School of Arts and Sciences.

FORTREA • 2026 Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2028 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Dr. Amrit Ray	53	2023	Director
Erin L. Russell	52	2025	Director
Machelle Sanders	62	2024	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Age: 53 Director Since: June 29, 2023

Dr. Amrit Ray

Dr. Ray has served as a director since June 2023. Dr. Ray is a physician researcher and advisor to life science companies. Dr. Ray has over 25 years of biomedical research and pharmaceutical industry experience. From March 2022 until December 2022, Dr. Ray served as the Chief Patient Officer at Biohaven Pharmaceuticals, a biopharmaceutical company. From 2017 until January 2021, Dr. Ray served as the Global President, Head of R&D and Medical, overseeing all aspects of R&D worldwide for the Essential Health and later Upjohn divisions at Pfizer, a biopharmaceutical company. Previously, from 2009-2017, Dr. Ray served in positions of increasing responsibility including as the Chief Medical Officer and as the Chief Safety Officer for global pharmaceuticals at Johnson & Johnson, a healthcare company. Dr. Ray earned his degrees in Immunology and in Medicine at Edinburgh University, and his Master of Business Administration from the Tuck School of Business at Dartmouth College. Dr. Ray is a Visiting Professor of Practice at the Faculty of Medical Sciences of Newcastle University, UK, and serves on the Board of Trustees at The Hastings Center for Bioethics. Since 2022, Dr. Ray has served as a director of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company.

Age: 52 Director Since: March 7, 2025

Erin L. Russell

Ms. Russell has served as a director since March 2025. She was appointed to serve on the board of Modivcare, a technology-enabled healthcare services company, in February 2025, and has also served on the boards of eHealth, Inc., a leading online health insurance marketplace, since July 2021, and Kadant Inc., a global supplier of high-value engineered systems used in process industries worldwide, since January 2019. Her previous board experience in the healthcare sector includes Tivity Health Inc., a leading provider of healthy living, fitness and social engagement solutions, DeVilbiss Healthcare LLC, a company that designs, manufactures and markets respiratory medical products, DynaVox Inc., a communications device manufacturer, and 21st Century Oncology Inc., a provider of state-of-the-art radiation therapy and integrated cancer treatments. Previously, Ms. Russell served as an industry advisor of Starboard Value Acquisition Corporation, a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, from August 2020 until August 2021. Ms. Russell spent 16 years as a principal of Vestar Capital Partners, L.P., a leading private equity firm specializing in management buyouts, recapitalizations, and growth equity investments. Ms. Russell is currently chair of the board of St. Thomas Aquinas Catholic School, where she has served since June 2018, and chair of the advisory board of McIntire School of Commerce and member of advisory board of the Jefferson Scholars Foundation at the University of Virginia, where she has served since June 2016 and April 2008, respectively. Ms. Russell earned her Bachelor of Science in Commerce, with a concentration in Accounting, from the McIntire School of Commerce at the University of Virginia and her Master of Business Administration from Harvard Business School.

12 2026 Proxy Statement • FORTREA

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 62 Director Since: May 14, 2024

Machelle Sanders

Ms. Sanders has served as a director since May 2024. Ms. Sanders is an accomplished biopharmaceutical and public-sector leader with deep expertise in quality, compliance, operations, and large-scale organizational transformation. She has held senior leadership roles at Biogen, Inc., including Vice President of Multiple Sclerosis Franchise Product Operations—where she led global operational strategies, life cycle management, and regulatory execution for therapies and Vice President of Manufacturing & General Manager of the RTP, NC site, overseeing 1,200 employees, biologics and small-molecule operations, major capital expansions, and global regulatory approvals. Her executive experience extends to state government, serving as North Carolina’s Secretary of Commerce from February 2021 to January 2025 and Secretary of Administration from January 2017 to February 2021, where she led statewide economic development, workforce strategy, and government operations. Since February 2022, she has served on the board of BioCryst Pharmaceuticals, Inc., a global public biotechnology company, where she is a member of the science committee and chairperson of the compensation committee. Ms. Sanders previously served as a member of the boards of directors of Novan, Inc. from 2017 to April 2024 and Radius Health, Inc. from 2021 to August 2022. Ms. Sanders earned a Bachelor of Science in Biochemistry from North Carolina State University and a Master’s in Health Administration from Pfeiffer University. She has also pursued continued executive development through Stanford University’s Directors’ Consortium.

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Edward Pesicka	59	2023	Director
David Smith	60	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director Nominee are as follows:

Age: 59 Director Since: June 29, 2023

Edward Pesicka

Mr. Pesicka has served as a director since June 2023. Since March 2019, Mr. Pesicka has served as President and Chief Executive Officer, as well as on the board of directors, of Owens & Minor, Inc., a global healthcare solutions company. From January 2016 until March 2019, Mr. Pesicka was an independent consultant and advisor in the healthcare, life science and distribution industries. From January 2000 until April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., an American supplier of scientific instrumentation, reagents and consumables and software services, including Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW Inc., an aerospace company in its finance department and three years with PricewaterhouseCoopers as an auditor. Mr. Pesicka earned his Master of Business Administration from Weatherhead School of Management at Case Western Reserve University and a Bachelor of Arts in Business Administration and Management from Muskingum College. Since 2019, Mr. Pesicka has served as a director of Owens & Minor, Inc., a global healthcare logistics and supply chain management company.

FORTREA • 2026 Proxy Statement 13

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 60 Director Since: June 15, 2023

David Smith

Mr. Smith has served as a director since June 2023. Mr. Smith has over 25 years of pharmaceutical industry experience. Mr. Smith served as Executive Vice President and Chief Financial Officer for Charles River Laboratories International, Inc., an American pre-clinical contract research organization supporting the global pharmaceutical industry. Mr. Smith joined Charles River in April 2014 through their acquisition of the Galapagos Services Division, which was carved out from its parent company Galapagos NV, a Belgian pharmaceutical research company. Mr. Smith served as the Chief Executive Officer for that division and, on its acquisition, continued to manage its operation as Corporate Vice President at Charles River. In October that year, Mr. Smith was promoted to Corporate Senior Vice President with responsibilities for all Discovery Services at Charles River. In the following February, he was nominated as the successor to the incumbent Chief Financial Officer, formally taking the helm in August 2015, a post Mr. Smith held until his retirement in May 2022. During Mr. Smith’s tenure as Chief Financial Officer, Charles River entered the S&P 500 in May 2021. Previously, Mr. Smith also served as Chief Financial Officer at Cambridge University Hospitals in the United Kingdom and Galapagos NV. He held management positions at AstraZeneca in the Netherlands, Hungary, Sweden and the U.K. and held a variety of leadership roles, including in the R&D division where he helped determine which molecules progressed through the pipeline. Mr. Smith trained as a Chartered Accountant in the U.K., with what is now called PricewaterhouseCoopers, before relocating with the firm to Dubai. Mr. Smith earned his Bachelor of Sciences Honors degree in Molecular Biophysics at the University of Leeds, U.K.

14 2026 Proxy Statement • FORTREA

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that the appointment for the fiscal year ending December 31, 2026, be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. Deloitte & Touche LLP has served as our independent registered accounting firm since it was engaged by Labcorp (and later ratified by Fortrea) in connection with the Spin in 2023.

Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2027. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter. Abstentions have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes on this proposal, however they would have no effect under the applicable voting standard.

FORTREA • 2026 Proxy Statement 15

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2025, and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Fortrea Holdings Inc.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This report is provided by the following independent directors, who comprise the committee:

The Audit Committee

David Smith (Chair)

Edward Pesicka

Erin L. Russell

William Sharbaugh

16 2026 Proxy Statement • FORTREA

Independent Registered Public Accounting Firm Fees and Other Matters

Deloitte & Touche LLP (“Deloitte”) began serving as our independent registered public accounting firm in fiscal year 2023. The following table summarizes the fees of Deloitte and its subsidiaries and affiliates billed to us for services rendered during 2024 and 2025. All Deloitte services for 2024 and 2025 were approved in advance by our Audit Committee.

Fee Category	2025	2024

Audit Fees (1)	$3,888,907	$4,796,570

All Other Fees (2)	—	$122,000

Total Fees	$3,888,907	$4,918,570

(1)

“Audit Fees” include fees incurred for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that were normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	“All Other Fees” consisted of accounting software pre-implementation assistance, accounting research software and professional development services.

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated to each of its members, acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accounting firm expects to provide or may provide during the year. The schedule must be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year. A schedule of additional services proposed to be provided by the independent registered public accounting firm, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule must be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service. The Audit Committee pre-approved all fees incurred by Deloitte in 2025.

Applicable SEC rules and regulations permit waivers of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The Audit Committee has considered the compatibility of non-audit services performed by Deloitte with its independence and has concluded that the provision of non-audit services by Deloitte is compatible with that firm maintaining its independence from us and our management.

FORTREA • 2026 Proxy Statement 17

Named Executive Officers

The following table identifies our current named executive officers, who are all our executive officers:

Name	Biographical Information

Anshul Thakral Age: 48 Chief Executive Officer and Director	See biography on page 11 of this proxy statement.

Jill McConnell Age: 52 Chief Financial Officer	Jill McConnell has served as our Chief Financial Officer since the Spin and previously served as Chief Financial Officer of the Labcorp Drug Development segment since 2018. In the approximately 20 years prior to 2018, Ms. McConnell served in a variety of finance roles of increasing responsibility at GSK, a British multinational pharmaceutical and biotechnology company, including Senior Vice President and Chief Financial Officer of its ViiV Healthcare division and Vice President and Head of Finance of its US Pharmaceuticals division, among others. Ms. McConnell earned her Bachelor of Arts degree from Gettysburg College, and her Master of
Business Administration and Management, Health & Medical Services from Saint Joseph’s University.

Mark Morais, Age: 50 Chief Operating Officer and President, Clinical Services	Mark Morais has served as our Chief Operating Officer and President, Clinical Services, since the Spin. Previously, Mr. Morais served as President of Clinical Services and Commercial Solutions, within the Labcorp Drug Development segment, since September 2020 and Chief Operating Officer and President of Clinical Development and Commercialization Services, since October 2022. Prior to September 2020, Mr. Morais served as Senior Vice President Strategic Deal Development, Enterprise Client Solutions and Alliance Management at Covance, Labcorp’s drug development company, from May 2018 to September 2020 and from June 2017 to May 2018 he served as Covance’s Vice President of Strategic Deal Development and Pricing. Prior to Covance, Mr. Morais served in various positions of increasing responsibility at Quintiles from April 2001 to 2017. Mr. Morais earned his Bachelor of Science degree from North Carolina State University.

18 2026 Proxy Statement • FORTREA

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Ethics, a Supplier Code of Conduct, and charters for our Audit Committee, Management Development and Compensation Committee, and Nominating, Corporate Governance and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, our Code of Conduct and Ethics, and our Supplier Code of Conduct in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, or by writing to our Corporate Secretary at our offices at 8 Moore Drive, Durham, North Carolina 27713.

Board Composition

Our Board currently consists of eight members: Peter M. Neupert, Anshul Thakral, Edward Pesicka, Dr. Amrit Ray, Erin L. Russell, Machelle Sanders, William Sharbaugh, and David Smith. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms that will transition to a Board that is not classified as of the 2028 Annual Meeting. As part of that transition, at the Annual Meeting, the Class III directors will be elected for a term of office to expire at the 2028 Annual Meeting. At the 2027 Annual Meeting, the Class I directors will be elected for a term of office to expire at the 2028 Annual Meeting. Commencing at the 2028 Annual Meeting of Stockholders and at all subsequent Annual Meetings, the Board will no longer be classified, and all directors will be elected for a term of office to expire at the next succeeding Annual Meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered terms ending at the 2028 Annual Meeting may delay or prevent a change of management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose.

Director Independence

All our current directors (and our former directors who served during 2025), other than Anshul Thakral and Thomas Pike, qualify as “independent” in accordance with the listing requirements of Nasdaq. While Mr. Neupert previously served as Interim Chief Executive Officer, he ceased serving in that capacity effective as of August 4, 2025, and such service on an interim basis did not disqualify him from being considered independent following such service, as the interim service did not last longer than one year. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Thakral is not independent because he is the Chief Executive Officer of Fortrea and Mr. Pike was not independent because he served as Chief Executive Officer of Fortrea while serving as a director.

Director Candidates

In June 2023, the Board established a Nominating, Corporate Governance and Compliance Committee and adopted a committee charter. For more information, see “Committees of the Board—Nominating, Corporate Governance and Compliance Committee.”

With respect to facilitating the search process for director candidates, the Nominating, Corporate Governance and Compliance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The Nominating, Corporate Governance and

FORTREA • 2026 Proxy Statement 19

CORPORATE GOVERNANCE

Compliance Committee also has the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. Once potential candidates are identified, the Nominating, Corporate Governance and Compliance Committee evaluates the qualifications of potential candidates for director, including any nominees submitted by stockholders under and in accordance with the provisions of our bylaws and applicable laws and regulations.

In evaluating the suitability of individual candidates, the Nominating, Corporate Governance and Compliance Committee may consider many factors, including: (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments, and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background, and whether the candidate has the time required to fully participate as a director of the Company. The Nominating, Corporate Governance and Compliance Committee values and includes diversity of backgrounds, skills, age, tenure, and expertise as part of its search criteria, consistent with its commitment to select director candidates with relevant and diverse experience, skills and industry familiarity. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure.

Stockholders may nominate individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with all information with respect to such proposed nominee required to be set forth in a stockholder’s notice pursuant to Bylaw 10(b)(i), all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act, a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, a completed questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement pursuant to Bylaw 10(b)(ii)(E) and any other materials required by Bylaw 10(b) of our Bylaws, to the Board of Directors, c/o Corporate Secretary, Fortrea Holdings Inc., 8 Moore Drive, Durham, North Carolina 27713. Bylaw 10(b) of our Bylaws outlines the specific requirements for stockholders who wish to nominate individuals for election as directors. The nomination notice required by the Bylaws must be delivered not later than the 90th day, nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to the other conditions in the Bylaws. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Engagement

We value our stockholders’ perspectives and proactively engage with investors throughout the year to better understand the priorities and topics that matter most to them. Our stockholder engagement program includes a variety of outreach initiatives, including: (i) quarterly earnings releases accompanied by conference calls and webcasts; (ii) regular reports filed with the SEC, including annual and quarterly reports; (iii) participation in investor conferences and non-deal roadshows; (iv) in-person and virtual meetings with current and prospective investors and research analysts; and (v) proactive outreach to institutional investors, pension funds, and governance professionals.

During 2025, we engaged with approximately 63% of our top 30 active stockholders, as well as with prospective investors that requested meetings or with whom we proactively initiated outreach. In addition to our quarterly earnings presentations, during 2025 we presented at four sell-side conferences and conducted one non-deal roadshow with institutional investors. In these engagements, we discussed our business results and initiatives, strategy, capital structure, and other matters important to our stockholders, including risk management and governance-related topics. Insights from these interactions are regularly shared with our Board and inform ongoing Board-level discussions and oversight.

Communications from Stockholders

Stockholders and other interested parties who desire to send a communication to members of the Board of Directors, its Chairman, its committees or any Director, may submit their communication by mail addressed to the attention of the Board of Directors, c/o Corporate Secretary, Fortrea Holdings Inc., 8 Moore Drive, Durham, North Carolina 27713.

Any communication should clearly specify the intended recipient. The office of the Corporate Secretary will receive the correspondence and forward it to the intended recipient unless the communication is an advertisement or other commercial

20 2026 Proxy Statement • FORTREA

CORPORATE GOVERNANCE

solicitation or communication, obviously frivolous or obscene, unduly hostile, threatening or illegal, or is related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Board Leadership Structure and Role in Risk Oversight

Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Peter M. Neupert serves as independent Chairman of the Board and Anshul Thakral serves as our Chief Executive Officer. The Board believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is optimal at this time. With separate Chairman and Chief Executive Officer roles, our independent Chairman can lead the Board in the performance of its duties by establishing agendas, presiding at all meetings of the Board and executive sessions of non-management directors, engaging with the Chief Executive Officer and executive leadership team between Board meetings on business developments, and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of Fortrea. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Board is comprised of individuals with extensive experience in finance, the healthcare industry and public company management and, with the exception of Mr. Thakral, is comprised of directors who meet the independence standards of Nasdaq.

Our Corporate Governance Guidelines provide that, if the Company does not qualify as a “controlled company” within the meaning of the Nasdaq rules, whenever our Chairman is not an Independent Director, the Board will elect one of the Board’s Independent Directors to serve as the Lead Independent Director. The Lead Independent Director is responsible for coordinating the activities of the Independent Directors and shall perform such other duties and responsibilities as the Board may determine, including: presiding at executive sessions of the Board; reporting the results of the executive sessions to the Chairman; providing feedback from executive sessions to the Chairman; serving as a liaison between the Chairman and the other Directors; advising the Chairman with respect to the schedule, agenda and information for Board meetings; advising the Chairman with respect to consultants who report directly to the Board; and being available, as appropriate, to communicate with the Company’s stockholders. Appointment of a Lead Independent Director, however, is not intended to diminish the role of the Chairman of the Board or the various Committee Chairs or the interaction between the directors and the Chairman. The Chairman, who presides at all meetings of the Board, takes the lead role in the boardroom. The Chair of each Board committee takes the lead on matters falling within the committee’s purview. The full list of responsibilities of the Lead Independent Director (when appointed) may be found in our Corporate Governance Guidelines.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Examples of these risks include, but are not limited to, legal risks, economic risks, business operations risks, regulatory compliance risks, cybersecurity risks and reputational risks. With respect to the Board’s oversight of cybersecurity risks, which is set forth in greater detail below, the Board receives, at least twice per year, from management and our information systems officers, fulsome reports on our information systems, the cybersecurity landscape and cyber actors and threats.

Throughout the year, senior management reviews these and other risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Periodic Board Evaluation

Our Corporate Governance Guidelines require the Board to oversee a periodic assessment of the Board and its committees. The Board of Directors and committees conducted self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating,

FORTREA • 2026 Proxy Statement 21

CORPORATE GOVERNANCE

Corporate Governance and Compliance Committee received input on the Board’s performance from directors and, through its Chair, discussed the input with the full Board and oversaw the full Board’s review of its performance. The self-assessments focused on the Board’s and committees’ contribution to the Company and on areas in which the Board or management believes that the Board or any of its committees could improve. The Board and the Nominating, Corporate Governance and Compliance Committee will use the self-evaluations in making determinations regarding which directors will be nominated for election at the Annual Meeting. The Board and committee evaluation process also informs Board and committee composition, which includes evolution of the director skills and experience qualifications criteria to meet the current and anticipated needs of the business.

Code of Conduct and Ethics

We have a written Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code in the “Governance” section of the “Investors” page of our website located at www.fortrea.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code.

Attendance by Members of the Board of Directors at Meetings

There were ten (10) meetings of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, all members of the Board of Directors attended all meetings of the Board and all non-employee directors attended all executive sessions of meetings of the Board without the presence of management.

Under our Corporate Governance Guidelines, which are available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, directors are expected to devote the time necessary to appropriately discharge their responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and of Board committees on which they serve. Each director is also expected to attend the annual meeting of stockholders. In 2025, all directors then in office attended the annual meeting.

22 2026 Proxy Statement • FORTREA

Committees of the Board

Our Board has established three standing committees, Audit, Management Development and Compensation, and Nominating, Corporate Governance and Compliance, each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules and any applicable heightened standards required for the particular committee. Anshul Thakral, as our Chief Executive Officer, does not serve on any of our standing committees.

The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Management Development and Compensation	Nominating, Corporate Governance and Compliance

Anshul Thakral

Peter M. Neupert			X

Edward Pesicka(1)	X	X

Dr. Amrit Ray		Chair	X

Erin L. Russell(1)	X		X

Machelle Sanders		X	Chair

William Sharbaugh(1)	X	X

David Smith(1)	Chair	X

(1)	The Board of Directors has determined that Mr. Pesicka, Mr. Smith, Mr. Sharbaugh, and Ms. Russell are each an “audit committee financial expert” as defined under the SEC rules and regulations.

Audit Committee

The purpose of our Audit Committee is to assist the Board in its oversight of our accounting and financial reporting processes and the audit of our financial statements, the integrity of our financial statements, compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, the performance of our internal audit function and independent auditor, and other activities typical of an audit committee. The Audit Committee’s role also includes oversight as it relates to enterprise risk management and cybersecurity risk. In fulfilling its purpose, our Audit Committee has the following principal duties:

•	selecting, compensating, and overseeing the independent auditors of the Company, and discharging or replacing the independent auditors;

•

reviewing the annual audited financial statements with management and the independent auditors, including (a) major issues regarding accounting and auditing principles and practices, (b) our disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” and (c) the adequacy of internal controls that could significantly affect the Company’s financial statements;

•	reviewing analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices;

•

reviewing with management and the independent auditors our quarterly financial statements and our disclosures and recommending to the Board that the audited financial statements be included in our Annual Report on Form 10-K and whether the Annual Report on Form 10-K should be filed with the SEC;

•	reviewing all related party transactions in accordance with our Related Party Transactions Policy, Nasdaq listing rules and SEC rules;

•	meeting periodically with management, internal audit staff, and the independent auditors to review and discuss our major financial risk exposures;

FORTREA • 2026 Proxy Statement 23

COMMITTEES OF THE BOARD

•	reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditors, the internal audit department or management;

•

receiving periodic reports, at least annually, from the independent auditors regarding the auditors’ independence; the independent auditors’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities;

•	approving a risk-based internal audit plan and any significant changes to that plan;

•

establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	reviewing and reassessing the adequacy of the Audit Committee’s charter annually and recommending any proposed changes to the Board for approval;

•	regularly reviewing our cybersecurity and other information technology risks, controls and procedures, and;

•

reviewing and approving the decision to enter into swap transactions that are exempt from the initial and variation margin and clearing requirements under the Commodity Exchange Act (as amended) and the regulations promulgated thereunder.

The Audit Committee charter is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com. As of April 27, 2026, the members of the Audit Committee are Mr. Pesicka, Ms. Russell, Mr. Sharbaugh, and Mr. Smith, all of whom meet the independence requirements under Rule 10A-3 promulgated under the Exchange Act, and the rules of Nasdaq, including those related to Audit Committee membership. Mr. Neupert resigned from the Audit Committee upon assuming the role of Interim Chief Executive Officer in May 2025. Mr. Smith serves as the Chair of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board has determined that each of Mr. Smith, Mr. Pesicka, Ms. Russell, and Mr. Sharbaugh is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met eight (8) times in 2025.

Management Development and Compensation Committee

The purpose of our Management Development and Compensation Committee (the “MDCC”) is to assist the Board in the discharge of its responsibilities relating to the compensation of our executive officers, to consider, recommend, administer and implement our incentive compensation plans and equity-based plans, and to oversee strategies relating to culture and human capital leadership. In fulfilling its purpose, our MDCC has the following principal duties:

•	discharging the Board’s responsibilities relating to the oversight of our compensation and benefits policies generally;

•

evaluating the performance of and overseeing and setting compensation for our Chief Executive Officer (“CEO”), our Section 16 Officers and our “executive officers” within the meaning of Rule 3b-7 as promulgated under the Securities Exchange Act of 1934;

•	considering, recommending, administering and implementing our incentive compensation plans and equity-based plans; and

•

reviewing and approving our overall human capital and executive compensation philosophies and strategies to ensure they support our objectives and stockholders’ interests, and that executives are being rewarded in a manner that is consistent with our philosophies.

Pursuant to the MDCC’s charter, which is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, the MDCC has the authority to retain and terminate any compensation consultant to assist in the evaluation of CEO or other Section 16 Officer compensation. The MDCC may delegate its authority under its charter to a subcommittee as it deems necessary or advisable from time to time. In addition to the foregoing and other authority expressly delegated to the MDCC in the charter, the MDCC may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the MDCC, our Bylaws and applicable Nasdaq rules.

As of April 27, 2026, the members of our MDCC are Dr. Ray, Mr. Pesicka, Ms. Sanders, Mr. Sharbaugh, and Mr. Smith. All members of the MDCC meet the heightened standard for independence specific to members of a compensation committee under applicable SEC rules and Nasdaq rules. Dr. Ray serves as the Chair of the MDCC.

The MDCC met five (5) times during 2025.

24 2026 Proxy Statement • FORTREA

COMMITTEES OF THE BOARD

Nominating, Corporate Governance and Compliance Committee

The purpose of our Nominating, Corporate Governance and Compliance Committee (the “NCGCC”) is to assist the Board in identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting and otherwise when necessary, to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and appropriate amendments thereto, to lead the Board in its annual review of the performance of the Board and management, to oversee, and advise the Board with respect to, our corporate governance policies and practices, to assist the Board in carrying out its oversight responsibility with respect to compliance issues and attendant risks and to assist the Board to oversee management’s efforts to adopt and implement policies and procedures that require the Company and its employees to act in compliance with high ethical and legal standards, and to be compliant with applicable operational, health, safety, environmental, quality, and regulatory requirements, and best practices.

Pursuant to the NCGCC’s charter, which is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, the NCGCC has the authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The NCGCC also has the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The NCGCC may delegate its responsibilities under its charter to a subcommittee if determined to be necessary or advisable. In addition to the foregoing and other duties and responsibilities expressly delegated to the NCGCC in the charter, the NCGCC may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the NCGCC, our Bylaws and applicable Nasdaq rules. As of April 27, 2026, the members of our NCGCC were Mr. Neupert, Dr. Ray, Ms. Russell, and Ms. Sanders. Mr. Neupert resigned from the NCGCC upon assuming the role of Interim Chief Executive Officer in May 2025 but rejoined upon the completion of such service. All members of the NCGCC meet the standard for independence specific to members of a nominating and governance committee under Nasdaq rules.

The NCGCC met four (4) times during 2025. Ms. Sanders serves as the Chair of the NCGCC.

Cybersecurity & the Audit Committee

Cybersecurity Risk Management Program and Strategy

Our cybersecurity risk management program (the “Cybersecurity Risk Management Program”) was designed to identify, manage, mitigate, and respond to ongoing cybersecurity threats and associated risks and is responsible for their escalation to the Board when determined to be material. The underlying controls utilized by our programs are based on industry recognized best practices and standards for cybersecurity and information technology which include the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) and the International Organization for Standardization (ISO) 27001:2022 Information Security Management Systems Requirements.

The Cybersecurity Risk Management Program is administered through two primary channels: (i) Fortrea-led cybersecurity services and capabilities and (ii) trusted third-party partners delivering cybersecurity services overseen by our Cybersecurity leadership team. Both channels combined deliver the entire Cybersecurity Program, which includes key items such as:

Cybersecurity risk management program, including, but not limited to, the following:

•	Risk assessment activities/analyses;

•	Risk Committee oversight, documentation, escalation; and

•	Reporting of risk issues deemed material to our Audit Committee of the Board of Directors.

Global Cybersecurity services, including, but not limited to, the following:

•	24x7 Security Operations and Incident Response;

•	Identity Access Management support and governance;

•	Security Architecture oversight and guidance;

•	Governance, Risk and Compliance (“GRC”) functions such as third-party risk management, cybersecurity policies, training, and awareness; and

•	Independent penetration testing and vulnerability scanning activities conducted by trusted third parties.

FORTREA • 2026 Proxy Statement 25

COMMITTEES OF THE BOARD

External cybersecurity reviews and assessments performed by third-party risk management, including, but not limited to, the following:

•	Periodic reviews and assessments measuring cybersecurity services capability and maturity.

Cybersecurity risks are identified and documented by our cybersecurity team leadership, presented, and reviewed with the Fortrea Cybersecurity Risk Management Committee (the “Risk Committee”) as noted in the Governance of Cybersecurity section below. The Risk Committee, in conjunction with business stakeholders as required, evaluates risks which are presented to them to determine materiality. Cybersecurity risks deemed material are then formally agreed upon as items to be reported by the Chief Information Security Officer (“CISO”) to the Audit Committee.

We have established plans to conduct periodic reviews and tabletop exercises to test various processes for preparedness in the event of a critical cybersecurity incident as well as including cybersecurity risk within our Enterprise Risk Management Framework. As part of our overall risk management strategy, we have secured comprehensive cyber insurance coverage. We regularly review and update our cybersecurity insurance coverage to align with the evolving nature of cyber threats and industry standards.

Fortrea leverages our internal audit department to provide independent reviews and recommendations to enhance Fortrea’s ability to manage risks effectively, as well as pursue external certifications. Although unknown cybersecurity risks could materialize, including in connection with the implementation of independent systems following the Spin, we are not aware of any disclosures at this time which would be considered material risks and associated with cybersecurity threats or incidents.

Refer to “Item 1A. Risk Factors” of our Annual Report on Form 10-K for further discussion of cybersecurity risks.

Governance of Cybersecurity

The Audit Committee has been authorized by the Board of Directors to oversee risks from cybersecurity threats.

We have established a Risk Committee chaired by the CISO and chartered to determine and execute the processes for the identification and management of material cybersecurity risks. The Risk Committee is comprised of cross-functional executive leaders who can assess materiality impact and are accountable for materiality disclosure. The CISO is responsible for reporting on the state of cybersecurity to the Audit Committee on a quarterly basis, including those risks deemed material by the Risk Committee.

Our CISO has more than 30 years of experience building and leading cybersecurity programs for global healthcare and retail companies. The cybersecurity leadership team reporting to the CISO is comprised of leaders with skills in cybersecurity risk management, cybersecurity architecture, identity and access management, and cybersecurity operations and engineering. Their experience and certifications are commensurate with their roles.

26 2026 Proxy Statement • FORTREA

Executive Compensation

Compensation Discussion & Analysis

Purpose

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide our stockholders with an understanding of our approach to executive compensation and to detail our decision-making processes for compensation to our NEOs for fiscal year 2025.

Our 2025 NEOs are listed below, and an overview of the compensation decisions made is highlighted on the pages that follow.

2025 NAMED EXECUTIVE OFFICERS

Name	Title

Anshul Thakral	Chief Executive Officer and Director

Jill McConnell	Chief Financial Officer

Mark Morais	Chief Operating Officer and President, Clinical Services

Peter M. Neupert	Chairman and Former Interim Chief Executive Officer

Thomas Pike	Former Chairman and Chief Executive Officer

Company Overview

We are a leading global contract research organization (“CRO”), providing biopharmaceutical product and medical device development solutions to pharmaceutical, biotechnology and medical device customers. We provide phase I through IV clinical trial management, clinical pharmacology, and consulting services for our customers. For more than 30 years, we have supported our global pharmaceutical, biotechnology, and medical device customers across more than 20 therapeutic areas, providing agile delivery models that include Full Service, Functional Service Provider (“FSP”), and Hybrid structures. We believe we are well positioned to leverage our global scale, scientific and therapeutic expertise, access to clinical data-driven insights, industry network, and decades of experience to bring customers distinctive, expert solutions.

Our team of approximately 14,300 employees is able to conduct operations in approximately 100 countries. Our solutions streamline the biopharmaceutical product and medical device development process.

Fortrea combines decades of domain expertise with the nimbleness required to meet market demand for flexible engagements with large and small customers, delivering solutions that bring life-changing treatments to patients faster and creating value for all stakeholders. Our expertise in the biopharmaceutical product and medical device development process has enabled us to design service offerings to better meet the needs of customers.

On June 29, 2023, Fortrea and Labcorp entered into a Separation and Distribution Agreement pursuant to which Labcorp agreed to spin-off its contract research organization business into Fortrea, a new publicly-traded company, through a pro-rata distribution of shares that was effective on June 30, 2023, which is referred to herein as the “Spin”.

Fiscal Year 2025 Performance Highlights

In March 2025, Fortrea provided initial financial guidance for the full year 2025, which was updated in August and November. Fiscal-year (“FY”) 2025 performance relative to this guidance and certain prior year metrics are below:

•	Revenue for the year ended December 31, 2025 was $2,723.4 million, in line with our revised guidance range.

•	Adjusted EBITDA for the full year 2025 was $189.9 million, towards the higher end of our revised guidance range.

•	Trailing twelve-month book-to-bill ratio was 1.02x for 2025.

FORTREA • 2026 Proxy Statement 27

EXECUTIVE COMPENSATION

•	Backlog as of December 31, 2025, was $7,728 million, an increase of 0.4% from December 31, 2024.

Additional FY 2025 performance highlights include:

•

Completing our exit of the Transition Service Agreement (“TSA”) in place with Labcorp, including establishing and deploying standalone financial, IT and other systems that are more tailored to the needs of Fortrea and with a more appropriate cost structure for a company of our size.

•	Strengthened balance sheet through $75.7M debt paydown using cash on hand.

•	Delivered FY $153M gross / $93M net savings to improve underlying margin, exceeding annual targets.

•	Generated positive Q4 and FY operating & free cash flow with improved days sales outstanding.

Pay-for-Performance

Our executive compensation program is comprised of three primary elements: base salary, annual performance-based incentive compensation, and long-term incentive compensation in the form of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”).

A significant percentage of the target total direct compensation opportunities for our NEOs is structured as “performance-based” compensation, comprised of an annual short-term bonus opportunity and PSUs.

In 2025, as detailed later in this Compensation Discussion and Analysis, the pay-for-performance structure of our executive compensation program operated as designed and intended. The annual bonus and long-term incentive compensation paid out or vested at levels to recognize progress over the prior year but still below target based on our financial performance during 2025.

Stockholder Advisory Vote (“Say on Pay”)

At our 2025 annual meeting of stockholders, we held an advisory stockholder vote on the compensation paid to our named executive officers, which we refer to as “Say on Pay.” The compensation of our named executive officers reported in our 2025 proxy statement was approved by over 94% of the votes cast at the 2025 annual meeting of stockholders.

The MDCC believes this affirms our stockholders’ support of our approach to executive compensation. The MDCC will continue to consider the outcome of our say-on-pay votes and feedback from stockholders when making future compensation decisions for our named executive officers.

2025 Compensation Highlights

To further align our executive compensation program with our financial and operational results and stockholder interests, our MDCC took the following key actions with respect to our NEOs in fiscal year 2025:

•

Base Salary: As an integral part of establishing our executive leadership in 2025, the MDCC and Board developed a compensation package for Mr. Thakral consistent with our philosophy of aligning executive compensation with our financial and operational results and stockholders’ interest. The MDCC established an initial base salary for Mr. Thakral based on an analysis of competitive market data and negotiations with Mr. Thakral. In February 2025, the MDCC evaluated the base salaries of our NEOs in place at that time and made certain adjustments for Ms. McConnell and Mr. Morais. No adjustments were made to Mr. Pike’s salary.

•	Annual Incentive Compensation: The MDCC approved the actual achievement against target at 68.5%, based on 2025 performance against corporate goals and their individual accomplishments.

•

Long-term Incentive Compensation: Long-term incentive (“LTI”) grants were made to Ms. McConnell and Mr. Morais in the form of PSUs and time-vested RSUs. In August 2025, the Company granted PSUs and time-vested RSUs to Mr. Thakral in connection with his start date. These equity grants to Mr. Thakral, Ms. McConnell and Mr. Morais were intended to provide competitive compensation while increasing their share ownership and alignment with stockholders. The 2025 PSUs for Ms. McConnell and Mr. Morais have three, one-year performance periods based on revenue and adjusted EBITDA margin and include a three-year relative TSR modifier, and the terms of Mr. Thakral’s PSUs are further detailed in the Fortrea 2025 Long-Term Incentive Compensation – Performance Stock Units and Restricted Stock Units section below. Mr. Pike did not receive any LTI grants in 2025.

28 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Executive Transition

As previously disclosed, in May 2025, Mr. Pike stepped down as the Company’s Chief Executive Officer, and in connection therewith, Mr. Pike received severance as provided pursuant to Section 7(e) of his Executive Employment Agreement, dated as of January 4, 2023 (“Pike Employment Agreement”). In connection with Mr. Pike’s transition, the Board appointed Mr. Neupert, who was then serving as a director on the Board, to succeed Mr. Pike as Interim CEO. During the term of his employment as Interim CEO, Mr. Neupert was paid a base salary at a rate of $100,000 per month and was granted RSUs as disclosed below. Mr. Neupert served as Interim CEO until Mr. Thakral assumed the Chief Executive role in August 2025.

2026 Compensation Highlights

In 2026, the MDCC reviewed the features of Fortrea’s bonus and long-term incentive plan and determined not to make any changes, with the exception of approving a one-time PSU Award program for the Company’s executive leadership team (other than the Company’s recently hired CEO and General Counsel) to incentivize executives to drive longer-term Company growth and performance while also enhancing retention. This award is incremental to the existing annual long-term incentive grant and tied to pre-determined stock price performance goals that are measured over a three-year performance period. The goals are intended to be sufficiently rigorous so as to encourage executives to perform above projections and receive meaningful payouts, as the plan design provides for up to 300% payout leverage. Payouts will be determined based on interpolation between the set share price metrics.

2025 Executive Compensation Program

Our executive compensation program is intended to attract, motivate and retain talented executives in a highly competitive environment, consistent with Fortrea’s executive compensation philosophy to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational and strategic goals.

Our 2025 executive compensation structure consisted of three core compensation elements: base salary, bonus, and long-term incentive awards. In 2025, the MDCC evaluated each compensation element individually while also considering the appropriate total compensation mix. Following its review, the MDCC took certain compensation actions to align named executive officer (“NEO”) compensation more closely with Fortrea’s compensation philosophy and the compensation practices of its public company peers.

In 2026, the MDCC may conduct a further review of its use of equity in its compensation practices, given the recent market dynamics across the sector and for Fortrea specifically.

FORTREA • 2026 Proxy Statement 29

EXECUTIVE COMPENSATION

Compensation Highlights

	What We Do	What We Don’t Do

Compensation Program Elements

•

Use balanced mix of cash and equity compensation and annual and long-term incentives.

•

Provide competitive target total compensation to our NEOs.

•

Engage independent compensation consultant to provide MDCC advice and market trends on executive compensation.

• No uncapped incentive opportunities. • No hedging or pledging of our shares.

Pay for Performance

•

Align executive compensation with the execution of our business strategy by using balanced performance metrics that are intended to reward behaviors that support our business objectives and long-term stockholder value and that measure performance over multiple performance periods.

•

Use relative total stockholder return metric in long-term plan for strong alignment with stockholders.

•

While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management.

•

No guaranteed salary increases or incentive awards for executive officers, outside of new-hire arrangements.

•

No defined benefit plans or retirement plans outside of the 401(k) Plan available to all eligible employees.

Strong Compensation Policies

•

Robust share ownership guidelines.

•

Insider Trading Policy prohibits pledging shares or hedging against the economic risk of ownership.

•

Executive Severance Plan provides “Double-trigger” change in control agreements with our executive officers, and double-trigger vesting provisions for annual equity compensation awards.

•

Clawback policies tied to financial restatements or breaches of restrictive covenants.

•

No backdating of stock options. No repricing of equity awards allowed without stockholder approval.

•

No individual change of control agreements with current NEOs

•

No excise tax “gross ups” in our change in control agreements.

Determining Executive Compensation

Executive Compensation Philosophy and Objectives

The MDCC’s compensation philosophy is to appropriately recognize and reward executives for both Company and individual performance. The MDCC generally believes that it is important to place more emphasis on pay that is performance-based and “at-risk,” and that pay mix should be more heavily weighted toward variable compensation. The MDCC is continuing to develop and refine its targeted philosophy, but in general, when reviewing target compensation relative to market for its NEOs, it considers experience, tenure and individual performance.

Fortrea’s executive compensation program was designed to attract, motivate, and retain talented executives in a highly competitive environment, consistent with Fortrea’s general executive compensation philosophy to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational, and strategic goals. Fortrea’s executive compensation program discourages unnecessary risk-taking and aligns the interests of Fortrea’s stockholders with the performance of Fortrea’s executives. The MDCC considers Fortrea’s financial and business performance, execution of Fortrea’s strategic plan, leadership, and operational performance in making compensation decisions. The MDCC believes that talent is the key to the daily operating and long-term success of Fortrea and adopted a compensation program to support a pay for performance culture based on: (i) attraction, retention, and motivation of top talent; (ii) pay differentiation based on individual, role, business unit, and total company level results; (iii) compensation packages that are market competitive; (iv) fair, equitable, and compliant pay practices that support internal equity; (v) motivating performance and rewarding results that lead to profitable growth over time; and (vi) support of stockholder interests and returns.

30 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Role of the Management Development and Compensation Committee

The MDCC’s oversight responsibilities include Fortrea’s compensation and benefits as well as human capital management. The MDCC believes that a strong focus on an inclusive culture of excellence aligns with stockholder goals, and updates are provided at each regular meeting to monitor and discuss Fortrea’s efforts. With respect to Fortrea’s senior management, the MDCC establishes compensation and benefits plans, sets compensation targets and performance goals, and evaluates performance against those plans and goals. The MDCC meets throughout the year to review compensation trends, evaluate emerging best practices, and consider changes to the executive compensation programs that align pay with performance and provide Fortrea’s senior management with an incentive to achieve superior financial results for Fortrea. In determining whether changes to the executive compensation programs are needed, the MDCC considers the goals and strategic objectives of Fortrea, including changes to strategy that should be reflected in the incentive structure of the management team. The MDCC also will consider the results of prior advisory votes on compensation, direct stockholder input, and feedback from its independent compensation consultant, Pay Governance LLC (“Pay Governance”), in determining changes to the executive compensation program. The MDCC approves changes to each component of executive officer compensation, including increases in base salary, annual incentive awards, and long-term equity incentive awards.

The MDCC meets throughout the year to discharge its duties. The MDCC charter is available on our website.

Role of our Management

Annually, Fortrea’s CEO is invited to provide comments on the MDCC’s executive compensation decisions for executive officers other than the CEO, and for 2025, this includes input on the individual performance modifier under the Fortrea Bonus Plan for each Fortrea NEO subject to the approval of the MDCC. Our CEO’s input and compensation proposals for the other Fortrea NEOs will be based on his assessment of past and expected individual performance and contribution. In addition, Fortrea’s Chief Administrative Officer attends and participates in meetings of the MDCC and provides input on the design and implementation of Fortrea’s executive compensation program.

Role of our Independent Compensation Consultant

Pursuant to its charter, the MDCC has the sole discretion to retain or obtain advice from compensation consultants. In 2025, the MDCC continued to utilize Pay Governance as its compensation consultant to assist in its evaluation of executive compensation in 2025.

For 2025, Pay Governance reported directly to the MDCC, participated in meetings with the MDCC, communicated with the MDCC Chair between meetings as necessary and worked with management at the direction of the MDCC.

The MDCC reviewed Pay Governance’s independence and concluded that Pay Governance is an independent and conflict-free advisor to the Company pursuant to the standards of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable rules of Nasdaq.

Use of Peer Group and Market Data

The MDCC reviews Fortrea’s compensation peer group on an annual basis with input from Pay Governance. The compensation peer group is used for benchmarking executive and non-employee director compensation levels and other pay practices. In May 2024, the MDCC and Pay Governance considered competitors based on Fortrea’s projected size and business profile using objective screening criteria, including revenue and market capitalization of similar publicly traded organizations. Based on discussions with and recommendations from Pay Governance and after a full evaluation, the MDCC decided to exclude ICON plc, Syneos Health and Viatris Inc. from the 2024 peer group and to add Alkermes plc, Bausch + Lomb Corporation, DENTSPLY SIRONA Inc., and Integra LifeSciences. Syneos Health and Viatris Inc. were excluded due to M&A activity. ICON plc was excluded due to having limited publicly available data that would be comparable from a compensation standpoint. Alkermes plc, Bausch + Lomb Corporation, DENTSPLY SIRONA Inc., and Integra LifeSciences were added to create a peer group that, in the determination of the MDCC, is a better representation of the Company’s size and market capitalization and more representative

FORTREA • 2026 Proxy Statement 31

EXECUTIVE COMPENSATION

of companies in similar industries, lines of business and economic and business cycles. The 2024 peer group consisted of seventeen companies that were used as a reference to determine 2025 pay opportunity levels for the NEOs. The table below presents the 2024 peer group companies:

Alkermes plc*	Integra LifeSciences*

Bausch Health Companies Inc.	IQVIA Holdings, Inc.

Bausch + Lomb Corporation*	Jazz Pharmaceuticals plc

Bio-Rad Laboratories	Medpace Holdings, Inc.

Bruker Corporation	Organon & Co.

Catalent, Inc.	Perrigo Company plc

Charles River Laboratories International, Inc.	Teleflex Incorporated

DENTSPLY SIRONA Inc.*	Vir Biotechnology, Inc.

Exelixis, Inc.

* Addition to the 2024 peer group

This peer group served as the primary market reference point and was supplemented with other market data, where appropriate. In order to set 2025 compensation opportunities, Pay Governance assisted the MDCC in evaluating the peer group’s current executive compensation and compensation mix (percent of base salary, short-term, and long-term incentive) relative to Fortrea’s current practices. Pay Governance provided recommendations for adjustments based on current practices and policies within the peer group and trends within the industry.

In August 2025, the MDCC again reviewed Fortrea’s peer group with input from Pay Governance. In considering revisions to the peer group, the MDCC and Pay Governance determined that changes to the peer group were necessary to reflect Fortrea’s current size and business profile, and to more closely align revenue and market capitalization to the median. After a full evaluation, the MDCC decided to exclude four companies (Bausch Health, Catalent, IQVIA, and Vir) and add five companies to the 2025 peer group (CONMED, Enovis, Haemonetics, Quidel Ortho and Sotera Health). Bausch Health, IQVIA and Vir were removed to better align Fortrea’s revenue and market capitalization with peer median. Catalent was removed following its acquisition by Novo Holdings in December 2024. CONMED, Enovis, Haemonetics, QuidelOrtho, and Sotera Health were added to create a peer group that, in the MDCC’s determination, more accurately reflects the Company’s size and includes organizations operating in similar industries, business lines, or economic and business environments. The 2025 peer group consists of eighteen companies, as noted below, that will be used to as a reference to determine 2026 pay opportunity levels for the NEOs.

Alkermes plc	Haemonetics Corporation*

Bausch + Lomb Corporation	Integra LifeSciences

Bio-Rad Laboratories	Jazz Pharmaceuticals plc

Bruker Corporation	Medpace Holdings, Inc.

Charles River Laboratories International, Inc.	Organon & Co.

CONMED Corporation*	Perrigo Company plc

DENTSPLY SIRONA Inc.	QuidelOrtho Corporation*

Enovis Corporation*	Sotera Health Company*

Exelixis, Inc.	Teleflex Incorporated

* Addition to the 2025 peer group

32 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Principal Elements of Executive Compensation

Our executive compensation program for 2025 consisted of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term Company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Element	Form of Payment	Description	Key Considerations

Base Salary	Cash	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives	• Reflects individual skills, experience, responsibilities and performance over time • Key input to annual bonus opportunity

Annual Bonus	Cash	Motivate and reward executives to be focused on key business and individual goals by using at-risk variable compensation

•

Performance-based payments tied to achievement of short-term corporate and individual performance goals

•

Pays only if threshold performance (or above) is met

•

Range of potential payout: 0% - 200% of target

Long-Term Incentives	Equity	Reward performance that enhances stockholder value using equity-based awards that link compensation to the value of Fortrea Common Stock and the achievement of performance goals, and strengthens the alignment of management and stockholder interests by creating meaningful levels of Company stock ownership by management	• Links value to stock price and performance • Range of potential payout for performance-based equity awards: 0% - 200% of target

Fiscal Year 2025 Compensation Program in Detail

Onboarding of New Chief Executive Officer

In connection with his appointment as our CEO in August 2025 and based on an analysis of competitive market data and negotiations with Mr. Thakral, Mr. Thakral received an Offer Letter which, among other things, provided that Mr. Thakral was entitled to (a) an annual base salary of $1,100,000, less applicable withholdings and other payroll deductions, and (b) a target annual bonus of 150% of the base salary, prorated for 2025, and earned based on the achievement of short-term corporate and individual performance goals established by the MDCC in accordance with our 2023 Omnibus Incentive Plan (the “Incentive Plan”).

Base Salaries

In February 2025, the MDCC evaluated the base salaries of our NEOs in place at that time and made certain adjustments. The MDCC also evaluated the appropriate base salary for Mr. Thakral upon his hire in August 2025. The following factors were considered by the MDCC in evaluating base salary decisions:

•	Individual attributes of each NEO – such as responsibilities, skills, leadership and experience.

•	Individual and overall Company performance.

•	Each NEO’s expected ongoing contributions to the Company.

•	Overall market competitiveness of the executive officer’s base salary.

FORTREA • 2026 Proxy Statement 33

EXECUTIVE COMPENSATION

Below is the base salary for each NEO:

Executive	Annual Base Salary effective from January 1, 2025 to December 31, 2025	Annual Base Salary effective from January 1, 2024 to December 31, 2024	Percent Change

Anshul Thakral(1)	$1,100,000	—	—

Jill McConnell	$509,000	$500,000	1.8%

Mark Morais	$509,000	$500,000	1.8%

Thomas Pike	$1,100,000	$1,100,000	0%

Peter M. Neupert(2)	—	—	—

(1)	Mr. Thakral joined the company on August 4, 2025.

(2)

In connection with Peter Neupert’s appointment as Interim Chief Executive Officer, we entered into an offer letter with Mr. Neupert, pursuant to which we paid Mr. Neupert a base salary at a rate of $100,000 per month. Mr. Neupert served in the Interim CEO role for approximately 3 months.

Annual Incentive Compensation

Fortrea 2025 Bonus Plan: Bonus Plan Design and Performance

The MDCC evaluated the bonus target, as a percentage of base salary, for Mr. Pike, Ms. McConnell and Mr. Morais and determined the bonus target for Mr. Pike, Ms. McConnell and Mr. Morais to be 150%, 85% and 85%, respectively, of their base salary, which remained unchanged from the prior year.

In connection with his hire, Mr. Thakral’s bonus target was set at 150% of his base salary.

The following factors were considered by the MDCC in evaluating and determining the bonus target:

•	Individual attributes of each NEO – such as responsibilities, skills, leadership and experience.

•	The executive officer’s expected ongoing contributions to the Company.

•	Overall market competitiveness of the executive officer’s target bonus.

In addition, the MDCC established the 2025 bonus plan under the Incentive Plan. The performance criteria for the 2025 bonus plan included financial performance objectives, which were: (i) Adjusted EBITDA, which aligns with the interests of stockholders, and (ii) net new business, which focuses on growth.

As originally established by the MDCC in the first quarter of 2025 and calculated as of December 31, 2025, the Adjusted EBITDA and net new business were weighted at 60% and 40%, respectively. The Adjusted EBITDA and net new business criteria had base threshold values at $166.5 million and $3.168 billion respectively.

The Adjusted EBITDA and net new business criteria were above the thresholds noted above but below target. Using these performance criteria, we achieved a Fortrea business performance factor of 68.5%.

The Individual Performance Modifier in the Fortrea Bonus Plan is used as a multiplier and is based on performance compared to 2025 goals. The MDCC assessed each NEO’s performance against the identified individual performance objectives and approved individual performance modifiers of 100% for each person. Mr. Thakral’s cash bonus was pro-rated pursuant to the terms of his offer letter.

34 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Fiscal Year 2025 Earned Annual Bonus

Based on the performance achievements described below, the following annual bonuses were earned by our NEOs for 2025 performance:

Executive(1)	Applicable Bonus Plan	Base Salary	Bonus Target (% of Base Salary)	Fortrea Business Performance Factor	Individual Performance Modifier	Actual Bonus Payout

Anshul Thakral	Fortrea Bonus Plan	$1,100,000	150%	68.5%	100%	$687,500

Jill McConnell	Fortrea Bonus Plan	$509,000	85%	68.5%	100%	$295,202

Mark Morais	Fortrea Bonus Plan	$509,000	85%	68.5%	100%	$295,202

(1)

Mr. Thakral’s annual bonus was pro-rated from his hire date according to the terms of his offer letter. Mr. Neupert was not eligible for a bonus payment in connection with his service as an NEO in 2025. Mr. Pike received a cash severance, paid in equal installments, as a continuation of his salary and as a payment of his bonus. For more information, see “Pike Severance Payments and Consulting Agreement.”

Fortrea 2025 Long-Term Incentive Compensation – Performance Stock Units and Restricted Stock Units

Our long-term incentive plan is intended to motivate the attainment of our long-term goals and provide direct alignment to the experience of stockholders through the link to key financial measures and stock price performance. In 2025, awards were granted as a combination of PSUs and RSUs, balancing complementary priorities of financial performance, stockholder value creation, alignment of interests and executive retention.

We grant long-term incentives generally in the form of PSUs and RSUs under our Incentive Plan. We generally grant equity awards on an annual basis as part of our annual performance cycle. We award PSUs and RSUs to deliver long-term incentive compensation because they directly align executive compensation with the creation of stockholder value, and the ultimate value received from equity grants depends on stock price appreciation after the grant date. Equity grants also encourage retention through time-based vesting. Awards of PSUs and RSUs to employees in connection with our long-term incentive awards generally vest over three years with equal annual installments vesting on the first anniversary of the grant date and annually thereafter.

In establishing annual long-term incentive award levels for our NEOs, other than our Chief Executive Officer, and in formulating a recommendation to the Board of Directors on the long-term incentive compensation for our Chief Executive Officer, the MDCC evaluates long-term incentives awarded to executives holding comparable positions at our peer companies. The MDCC and the Board also evaluate overall Company performance over the fiscal year prior to which the awards are granted, the successful achievement of our financial goals, and the development of our organizational capabilities.

The MDCC Committee approved the following RSUs and PSUs for our Named Executive Officers under the Incentive Plan:

Name	Performance Stock Units (Target Number of Shares)(1)	Restricted Stock Units (Number of Shares)(2)	Aggregate Target Award Value ($)(3)

Jill McConnell	71,341	45,850	$2,021,545

Mark Morais	65,191	41,898	$1,847,285

Thomas Pike(4)	—	—	—

(1)	The PSUs vest in full following the end of the three-year performance period, with the number of shares earned determined based on performance against goals set for each year.

(2)	The Restricted Stock Units vest in equal increments over a three-year period.

(3)	The value of the target award is based on the 12/31/25 closing stock price.

(4)	Under the terms of the Pike Employment Agreement, Mr. Pike did not receive an annual equity grant in 2025.

The amounts listed in the table above for fiscal year 2025 PSUs do not match the amounts in the “Stock Awards” column in the Summary Compensation Table or the Grants of Plan-Based Awards table. Because the grant date of a PSU for financial reporting purposes occurs when the performance targets are set, and targets under our PSU awards are established annually, PSUs listed in the Summary Compensation Table and Grants of Plan-Based Awards table include portions of current and prior year PSU awards. In the Summary Compensation Table, the value of the PSUs is calculated using a Monte-Carlo simulation valuation performed as of the date of grant for financial reporting purposes.

FORTREA • 2026 Proxy Statement 35

EXECUTIVE COMPENSATION

Additional detail regarding each of the foregoing awards can be found in the “Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2025 Fiscal Year-End” table elsewhere in this proxy statement.

In August 2025, the Board adopted the Fortrea Holdings Inc. 2025 Inducement Award Plan (as amended and restated the “Inducement Plan”) under which 5,000,000 shares of common stock were reserved for issuance pursuant to new-hire equity awards. The Inducement Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance stock units, and other new-hire related awards. The terms of the Inducement Plan are substantially similar to the Incentive Plan. Each award under the Inducement Plan is intended to qualify under Nasdaq Listing Rule 5635(c)(4) as a material inducement to employment. As a material inducement to Mr. Thakral’s employment and in accordance with Nasdaq Listing Rule 5635(c)(4), the MDCC approved new-hire grants under the Inducement Plan to Mr. Thakral in connection with his start date on August 4, 2025. The awards consisted of (i) 1,250,000 RSUs that vest in three equal annual installments from Mr. Thakral’s start date, and (ii) 1,250,000 PSUs that will vest at the end of a three-year vesting period subject to certain performance goals. The goals for 2025 were modified for the truncated 2025 performance year to provide for certain individual objectives and the relative weighting of the three performance years during the period will be 20%, 40% and 40%, respectively. In each case, vesting of the RSUs and PSUs is subject to Mr. Thakral’s continuous employment through the applicable vesting date or earlier vesting due to a change of control and certain termination events.

In connection with Mr. Neupert’s appointment as Interim Chief Executive Officer, we granted Mr. Neupert 148,536 RSUs. The RSUs will vest on the one-year anniversary of the grant date, provided that Mr. Neupert remains in continuous service with the Company through the vesting date, including continuing service as a director following the conclusion of his service as Interim Chief Executive Officer. The RSUs are governed by the terms of the Incentive Plan.

36 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Fortrea 2022 and 2023 Long-Term Incentive Compensation
Prior to Spin, the Compensation and Human Capital Committee of Labcorp’s Board of Directors (the “Labcorp CHCC”) established an approved methodology for converting unvested Labcorp long-term incentive awards into Fortrea long-term incentive awards. This was done to fairly preserve value by mitigating any impact in stock price volatility that may be experienced for Labcorp and Fortrea common stock before and after Spin. The methodology was applied consistently for all unvested Labcorp long-term incentive awards held by Fortrea employees. The Equity Adjustment Ratio was calculated by dividing Labcorp’s pre-Spin
10-trading
day average stock price by Fortrea’s post-Spin
10-trading
day average stock price. The resulting calculation is as follows:
Labcorp’s
Pre-Spin
10-trading
day average stock price = $235.171

Fortrea’s Post-Spin
10-trading
day average stock price = $33.054
=
Equity Adjustment Ratio = 7.1148
The Equity Adjustment Ratio was applied to all unvested Labcorp RSUs held by Fortrea employees. All original award terms and vesting schedules for the RSUs were maintained with no acceleration.
Unvested PSUs were converted depending on how much of the three-year performance period had elapsed at the time of Spin, with the value preserved either on an actual or target basis The 2023-2025 performance cycle did not pay out, as the threshold metrics were not met.
Retirement Plans, Deferred Compensation Plan and Perquisites:

•
Retirement Plans:
Our NEOs were eligible to participate in Fortrea’s 401(k) plan, which is a defined contribution retirement savings plan. Participation in the plan is available to substantially all eligible
US-based
employees, including executives.

•
Deferred Compensation Plan:
The Fortrea Inc. Nonqualified Deferred Compensation Plan (“Fortrea NQDC Plan”) allows participants to defer up to 50% of their base salary and up to 90% of their annual incentive or bonus. The Plan provides for similar investment options as our 401(k) plan but does not provide any match on employee contributions. The Fortrea NQDC Plan accounts are paid based on the participant’s selection at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code and may be paid in a lump sum, or a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates. All Fortrea NQDC Plan accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

•
Perquisites:
Our NEOs were eligible for limited perquisites in 2025, including reimbursement for financial and tax planning services, long-term disability, and a wellness exam. The maximum reimbursement allowed is $20,000 for financial and tax planning services and $1,500 for the wellness exam. Enhanced long-term disability is made available to all employees as a voluntary benefit, and in the case of the NEOs, is paid for by the Company. These perquisites were determined by Fortrea to be appropriate benefits that help ensure that Fortrea executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for Fortrea.

No Tax
Gross-Ups
We do not make
gross-up
payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Insider Trading Policy
We have an Insider Trading Policy governing the purchase, sale, and other disposition of our securities by directors, officers and employees. The policy is designed to promote compliance with insider trading laws, rules and regulations, and any exchange listing standards applicable to us. Further, the policy prohibits employees and related persons and entities from trading in the Company’s securities while having knowledge of material non-public
information about the Company or its securities. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.

FORTREA • 2026 Proxy Statement

EXECUTIVE COMPENSATION

Policies and Practices on the Timing of Awards of Options in Relation to the Disclosure of Material Nonpublic Information
It is the Company’s practice not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In addition, the Company does not grant stock options or similar awards during periods in which there is material nonpublic information about the Company, including during “blackout” periods or outside a “trading window” established pursuant to our Insider Trading Policy. During 2025, none of the Company’s Named Executive Officers were awarded stock options, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
No Pledging or Hedging Fortrea Securities
The Fortrea Holdings Inc. Insider Trading Policy prohibits margin purchases of Fortrea securities. Pledging the Company’s securities as collateral to secure loans is prohibited by this policy. This prohibition means, among other things, that Fortrea employees cannot hold the Company’s securities in a “margin account” (which would allow them to borrow against their holdings to buy securities). The policy also prohibits all hedging transactions involving Fortrea’s securities, including, without limitation, zero-cost
collars and forward sale contracts.
Clawback Policy
The MDCC adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and Nasdaq Listing Standards governing clawbacks and executive compensation (the “Clawback Policy”). Under the Clawback Policy, which applies to any current or former Section 16 officers of the Company, referenced as the covered officers in the Clawback Policy, the Company is required to recover any incentive-based compensation received during the applicable period by the covered officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, unless one of the limited exceptions under the Clawback Policy applies. The Company also adopted a separate, broader misconduct compensation recoupment policy.
In 2025, the Company was not required to prepare an accounting restatement that would require recovery of erroneously awarded compensation pursuant to the Clawback Policy, nor was there an outstanding balance of any erroneously awarded compensation to be recovered from the Clawback Policy.
Termination and
Change-in-Control
Payments
Mr. Thakral, Ms. McConnell and Mr. Morais are covered by Fortrea’s Master Senior Executive Severance Plan (the “Executive Severance Plan”) that provides participants with financial protection in circumstances involving a qualifying termination. For additional information on the termination benefits under the Executive Severance Plan, see “Potential Payments Upon Termination or Change in Control.” In addition, the 2023 Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e., “double trigger”). The plan does not provide any tax gross ups. Fortrea believes these provisions are consistent with current market practice.
As described below under Potential Payments Upon Termination per Executive Severance Plan
,
Mr. Pike received certain severance payments pursuant to the terms of the Pike Employment Agreement in connection with his departure.

 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Stock Ownership Guidelines

The Fortrea Board believes that requiring executive management to maintain a significant personal level of stock ownership ensures that each executive officer is financially aligned with the interests of Fortrea’s stockholders. The required level of stock ownership will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with Fortrea until near retirement, as explained below. The ownership requirements for each position are:

•	Chief Executive Officer: 6x annual base salary

•	Other NEOs: 3x annual base salary

Until the required level of ownership is met, an executive is required to hold 50 percent of any shares of Fortrea Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the MDCC may reduce future equity grants or other incentive compensation for that executive.

As of December 31, 2025, each NEO was in compliance with the stock ownership guidelines.

Definition of Non-GAAP Financial Measure

With respect to the references in this CD&A to Adjusted EBITDA, this is a non-GAAP financial measure used to supplement our financial statements, which are based on GAAP. See Appendix A attached to this proxy statement for a reconciliation of Adjusted EBITDA against net income, which is a GAAP financial measure, along with cautionary information regarding the use of non-GAAP measures.

Compensation Risk Assessment

The MDCC, with assistance from Pay Governance, reviewed our compensation programs with regard to risk management. In 2025, Pay Governance conducted an independent risk assessment of Fortrea’s programs. The MDCC reviewed this analysis and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. The MDCC concluded that there is an appropriate balance between short-term and long-term compensation that incentivizes our executives to act in a manner that does not encourage excessive risk-taking.

Compensation Committee Report

We, the MDCC of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this proxy statement. This report is provided by the following independent directors, who comprise the committee.

Management Development and Compensation Committee
Dr. Amrit Ray (Chair)
Edward Pesicka
Machelle Sanders
William Sharbaugh
David Smith

FORTREA • 2026 Proxy Statement 39

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2025, 2024, and 2023. The information for 2023 provided below includes compensation earned by our NEOs for services provided to Labcorp and us prior to the Spin.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	All other Compensation ($)(6)	Total ($)

Anshul Thakral(1) Chief Executive Officer
	2025	$401,923		$10,479,169	—	$687,500	$15,891	$11,584,483

Jill McConnell Chief Financial Officer
	2025	$506,577	—	$862,994		$295,202	$16,100	$1,680,873
	2024	$503,846	—	$819,671	—	—	$17,513	$1,341,030
	2023	$455,607	$200,000	$2,343,409	—	$62,266	$17,513	$3,078,795

Mark Morais Chief Operating Officer; President, Clinical Services
	2025	$506,577	—	$804,121	—	$295,202	$10,888	$1,616,788
	2024	$503,846	—	$819,671	—	—	$13,244	$1,336,761
	2023	$456,900	$200,000	$2,497,701	—	$62,658	$12,914	$3,230,173

Thomas Pike(2) Former Chief Executive Officer
	2025	465,385	—	$—	—	—	$7,326,338	$7,791,722
	2024	$1,108,461	—	$—	—	—	$11,445	$1,119,906
	2023	$1,078,846	—	$14,128,948	$9,999,692	$1,100,000	$12,909	$26,320,395

Peter Neupert(3) Interim Chief Executive Officer

	2025	$389,423	—	$710,000	—	—	$45,838	$1,145,261

(1)	Mr. Thakral was appointed CEO on August 4, 2025.

(2)

Mr. Pike did not receive an equity grant in 2024 or 2025. Additionally, Mr. Pike’s employment ended effective May 13, 2025, at which time he entered into a consulting agreement under which his RSUs granted under the Incentive Plan continued to vest. The consulting agreement ended September 30, 2025. Mr. Pike’s salary column shows the amount paid through his separation date.

(3)

Mr. Neupert assumed the role of Interim CEO on May 13, 2025. His role ended when Mr. Thakral joined the company as CEO on August 4, 2025. Mr. Neupert’s compensation reflects that of his employee compensation as well as his compensation as a member of the board of directors and his service as Lead Independent Director prior to his role as Interim CEO.

(4)

Amounts represent the aggregate grant date fair value of RSU and PSU awards in the year of grant in accordance with the same standard applied for financial accounting purposes. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Under FASB ASC Topic 718, the grant date for a PSA occurs when objectively determinable performance goals are approved. Therefore, the reported value for 2025 is calculated for the portion of the PSUs for which performance goals were set in 2025, and is shown based on the probable performance (target) value of the awards. If valued assuming a maximum payout on the PSU program, the value of the 2025 awards would be: Mr. Thakral, $4,908,337; Ms. McConnell, $386,663 and Mr. Morais, $353,330. See Grants of Plan-Based Awards Table for additional details.

(5)

For 2025 amounts disclosed in this column, the values reflect the amounts earned by each NEO pursuant to the Bonus Plan. For 2024 amounts disclosed in this column, the 2024 bonus was structured to be paid so that the first 50% of achievement would be paid in the form of RSUs and the next 50% of achievement would be paid in cash. The RSUs received based on achievement of the bonus were granted on March 20, 2025 for Mr. Pike and March 6, 2025 for Ms. McConnell and Mr. Morais. Such amounts are reflected in the “Stock Awards” column. The RSUs vest in equal tranches on the six- and eighteen-month anniversaries of the grant date, subject to the NEO’s continued employment on those dates. No cash was paid with respect to 2024. For 2023 amounts disclosed in this column, the values reflect the amounts earned by each NEO prusuant to the Labcorp LBP and the Fortrea Bonus Plan.

(6)

Amounts shown in this column include Company-paid supplemental long-term disability insurance provided to the Executive as well as Fortrea’s company-provided match to the 401(k) on the same basis as provided to U.S.-Based employees, inclusive of those contributions made by Labcorp under the plan prior to the Spin. The supplemental long-term disability insurance benefit is considered taxable to the Executive and no gross-ups are provided to offset the taxable amount and contributions to qualified defined contribution plans. See “Executive Compensation-Retirement Plans, Deferred Compensation Plan and Perquisites” for a discussion of other perquisites available to our NEOs in 2025. For 2025, the 401(k) provided a Company match of 100% of the first 4% of the employee’s contribution. In connection with his separation, Mr. Pike received $3,894,000 in cash severance, paid in equal installments in 2025 and 2026; $3,023,271 in RSU accelerations and accrued dividends. Mr. Pike did not receive any continuation of benefits. Additional details are provided in the table below:

40 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

All Other Compensation

Executive	Supplemental Long-Term Disability Insurance ($)	Fortrea’s Contributions to Qualified Defined Contribution Plan ($)	Severance	RSU Vesting as BOD

Anshul Thakral	$1,045	$14,846	—	—

Jill McConnell	$1,317	$14,783	—	—

Mark Morais	$1,317	$ 9,571	—	—

Thomas Pike	$ 799	$ 7,423	$7,318,116	—

Peter Neupert	—	—	—	$34,808

Grants of Plan-Based Awards

The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anshul Thakral	Fortrea Bonus Plan	—	$825,000	$1,650,000	$3,300,000	—	—	—	—	—
	2025 PSUs	8/4/2025	—	—	—	208,333	416,667	833,333		$2,454,169
	2025 RSUs	8/4/2025	—	—	—	—	—	—	1,250,000	$8,025,000

Jill McConnell	Fortrea Bonus Plan	—	$216,325	$432,650	$865,300	—	—	—	—	—
	2024 PSUs	3/20/2025	—	—	—	1,908	3,816	7,632	—	$26,979
	2025 PSUs	3/20/2025	—	—	—	11,890	23,780	47,561	—	$193,331
	2025 RSUs	3/6/2025	—	—	—	—	—	—	14,313	$153,006
	2025 RSUs	3/7/2025	—	—	—	—	—	—	45,850	$489,678

Mark Morais	Fortrea Bonus Plan	—	$216,325	$432,650	$865,300	—	—	—	—	—
	2024 PSUs	3/20/2025	—	—	—	1,908	3,816	7,632	—	$26,979
	2025 PSUs	3/20/2025	—	—	—	10,865	21,730	43,461	—	$176,665
	2025 RSUs	3/6/2025	—	—	—	—	—	—	14,313	$153,006
	2026 RSUs	3/7/2025	—	—	—	—	—	—	41,898	$447,471

Thomas Pike(5)	Fortrea Bonus Plan	—	—	—	—	—	—	—	—	—
	2025 RSUs	3/20/2025	—	—	—	—	—	—	67,731	$594,000

Peter Neupert(6)	Fortrea Bonus Plan	—	—	—	—	—	—	—	—	—
	2025 RSUs	5/14/2025	—	—	—	—	—	—	148,536	$710,000

(1)

Amounts represent the range of possible payouts denominated in dollars pursuant to the total amount of the Fortrea Bonus Plan, as established by Fortrea’s Management Development and Compensation Committee in February 2025. For 2025, actual amounts paid out pursuant to the plan were issued as restricted stock units and are included in the Stock Awards column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis —Annual Incentive Pay.”

(2)

Estimated Future Payouts Under Equity Incentive Plan Awards represent the range of estimated potential shares to be earned under performance-based share awards. The payout of the performance share awards will be determined at the end of the performance period ending December 31, 2027, provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis—Long-Term Incentive Awards” above.

(3)	Amounts represent restricted stock unit awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(4)	Amounts represent the grant date fair value of computed in accordance with FASB ASC Topic 718.

Under FASB ASC Topic 718, the “grant date” for the PSU occurs only when objectively determinable performance goals are approved and therefore, the reported number of units is calculated for the various portions of the PSUs for which performance goals were set in 2025. The amounts referenced in this

FORTREA • 2026 Proxy Statement 41

EXECUTIVE COMPENSATION

footnote (4) represent the first tranche of the 2025 award year, which represent one-third of the total number of PSUs granted to the eligible NEOs. This tranche and subsequent tranches are deemed to be separate “grants” for fair value purposes and each is or will be deemed to have a “grant date” corresponding to when the underlying performance goals are objectively determinable.

The amounts shown in this column will likely vary from the amount realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of Fortrea’s common stock. The value of the PSUs granted in March 2025, as of the grant date if they are achieved at the maximum payout is as follows: Mr. Thakral - $4,908,337; Ms. McConnell - $386,663 and Mr. Morais - $353,330.

(5)	Mr. Pike’s employment ended on August 4, 2025.

(6)

Mr. Neupert assumed the role of Interim CEO on May 13, 2025, and received a Restricted Stock Unit award for his time in the role. Mr. Neupert’s stock award was granted to him for the Interim CEO role. Mr. Neupert’s stock award was granted to him for the Interim CEO role. He did not receive the annual equity award that he otherwise would have received based on his Board of Director’s compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards (including underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSUs) for each of our NEOs as of December 31, 2025. As of December 31, 2025, the last trading day of 2025, the fair market value of a share of our common stock was $17.25.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that have Not Yet Vested (#)(1)	Market Value of Shares of Units of Stock that have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anshul Thakral	8/4/2025	1,250,000	$21,562,500	833,333	$14,375,000

Jill McConnell	2/7/2023	1,685	$29,066	—	—

	6/1/2023	11,006	$189,854	—	—

	8/17/2023	11,313	$195,149	—	—

	3/13/2024	8,568	$147,798	15,264	$263,304

	3/6/2025	7,157	$123,458	—	—

	3/7/2025	45,850	$790,913	—	—

	3/20/2025	—	—	47,560	$820,410

Mark Morais	2/7/2023	2,255	$38,899	—	—

	6/1/2023	11,006	$189,854	—	—

	8/17/2023	11,313	$195,149	—	—

	3/13/2024	8,568	$147,798	15,264	$263,304

	3/6/2025	7,157	$123,458	—	—

	3/7/2025	41,898	$722,741	—	—

	3/20/2025	—	—	43,461	$749,702

Thomas Pike(4)	—	—	$—	—	$—

Peter Neupert(5)	5/14/2025	148,536	$2,562,246	—	$—

(1)	RSUs generally vest ratably over three years, beginning on the first anniversary of the grant date.

(2)

Mr. Thakral was granted PSUs in connection with his appointment as CEO on August 4, 2025. The PSUs vest, if at all, at the end of a three-year vesting period and are contingent upon achieving certain performance goals tied to Revenue and Adjusted EBITDA margin using a formula that is generally consistent with the formula used for PSU grants to other Company employees, as determined by the Board, except that the goals for 2025 have been modified for the truncated 2025 performance year beginning with his start date.

(3)

PSUs vest, if at all, at the end of a three-year vesting period and are contingent upon achieving certain performance goals tied to Revenue and Adjusted EBITDA margin using a formula, as determined by the Board, The awards will be payable in shares of our common stock on the vesting date based on our achievement of the specified goals. The numbers above reflect payment at maximum level, which is 200% of the target number of stock units of the full award.

(4)	Mr. Pike ended his employment with Fortrea on May 13, 2025. Please refer to “Pike Severance Payments and Consulting Agreement” section for further details.

(5)

Mr. Neupert’s stock award was granted to him for the Interim CEO role. Mr. Neupert did not receive the equity award that he otherwise would have received based on his service on the board of directors.

42 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

As previously disclosed, Mr. Pike resigned as our Chief Executive Officer effective as of May 13, 2025. In connection with his departure, Mr. Pike entered into a consulting agreement under which his RSUs continued to vest.

The following table summarizes option exercises and stock vested with respect to each of the NEOs during the fiscal year ended December 31, 2025:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas Pike(1)	—	—	399,562	$3,735,731

Jill McConnell	—	—	39,952	$328,009

Mark Morais	—	—	39,522	$324,803

(1)

Mr. Pike’s employment ended on May 14, 2025. He entered into a consulting agreement through September 30, 2025. Mr. Pike’s outstanding RSUs were accelerated; however, his stock options expired without being exercised.

(2)	Mr. Thakral and Mr. Neupert had no stock vesting during 2025; therefore, they are not included in this table.

Retirement Benefits

We maintain market competitive retirement programs for our executives as retirement compensation is an essential component of an overall total executive compensation package in that it provides security for the future needs of the executives and their families. Our NEOs are eligible to participate in our 401(k) Plan and receive Company matching contributions in the same manner as all other Company employees. For 2025, the Company’s 401(k) plan provided matching contributions up to 4% of an executive’s base salary, which are immediately vested.

Nonqualified Deferred Compensation

The Fortrea NQDC Plan allows participants to defer up to 50% of their base salary and up to 90% of their annual incentive or bonus. The Fortrea NQDC Plan provides for similar investment options as our 401(k) plan and does not provide any match on employee contributions. The Fortrea NQDC Plan accounts are paid based on the participant’s selection at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code and may be paid in a lump sum, or a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates. All Fortrea NQDC Plan accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

Any amounts provided in Executive Contributions Last Fiscal Year shown in the table below are exclusively associated with the Fortrea NQDC Plan, which assumed contributions and balances from the Labcorp NQDC Plan. Amounts provided in the Aggregate Earnings In Last Fiscal Year shown in the table below are associated with investment performance of assets over the course of 2025 in both the Fortrea NQDC Plan as well as the frozen Covance Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End

Anshul Thakral	—	—	—	—

Jill McConnell	—	—	—	—

Mark Morais	$25,329	$27,252	—	$217,310

Thomas Pike	—	—	—	—

Peter Neupert	—	—	—	—

Executive contributions are included in the salary for 2025 in the Summary Compensation Table. Mr. Morais has $87,280.07 associated with the Fortrea NQDC Plan; and $130,029.66 associated with the frozen Covance NQDC Plan. Mr. Morais is the only NEO participating in the Plan.

FORTREA • 2026 Proxy Statement 43

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The tables that follow provide information related to compensation payable to each NEO, assuming termination of such executive’s employment on December 31, 2025, or assuming a change in control with a corresponding qualifying termination occurring on December 31, 2025. Amounts also assume the price of our common stock was $17.25, the closing price on December 31, 2025, the last trading day of 2025.

Potential Payments Upon Termination per Executive Severance Plan

Mr. Thakral, Ms. McConnell, and Mr. Morais are eligible to participate in the Executive Severance Plan adopted by Fortrea in connection with the Spin and as amended by the Board in connection with Mr. Thakral’s appointment as President and Chief Executive Officer, which provides participants with financial protection in circumstances involving a qualifying termination (which will generally include an involuntary termination without “cause” or voluntary termination with “good reason” (as such terms are defined in the Executive Severance Plan)). The severance payments for executives employed at or above Executive Vice President under the Executive Severance Plan in the event of a qualifying termination will be equal to the sum of the executive’s annual base salary and annual target bonus for the year of the qualifying termination (or, in the event that the qualifying termination occurs within 24 months following a “change in control” (as defined in the Executive Severance Plan), two times the sum of the executive’s annual base salary and annual target bonus for the year of the qualifying termination).

Name	Benefit	Early or Normal Retirement(3)	Involuntary Not for Cause or Good Reason Termination(4)	For Cause	Change-In- Control	Disability(5)	Death(6)

Anshul Thakral	Severance – Base Salary	—	$2,200,000	—	$3,300,000	—	—

	Severance – Fortrea Bonus Plan	—	$4,950,000	—	$6,600,000	—	—

	Restricted Stock Units(1)	—	$0	—	$21,562,500	$21,562,500	$21,562,500

	Performance Shares(1)	—	$0	—	$21,562,500	$21,562,500	$21,562,500

	Health & Welfare Plans(2)	—	$75,596	—	$75,596	$700,000	$1,500,000

	Total	—	$7,225,596	—	$53,100,596	$43,825,000	$44,625,000

Jill McConnell	Severance – Base Salary	—	$509,000	—	$1,018,000	—	—

	Severance – Fortrea Bonus Plan	—	$432,650	—	$865,300	—	—

	Restricted Stock Units(1)	—	$872,427	—	$1,476,238	$1,476,238	$1,476,238

	Performance Shares(1)	—	$541,851	—	$1,428,093	$1,428,093	$1,428,093

	Health & Welfare Plans(2)	—	$48,959	—	$48,959	$404,500	$1,018,000

	Total	—	$2,404,888	—	$4,836,590	$3,308,831	$3,922,331

Mark Morais	Severance – Base Salary	—	$509,000	—	$1,018,000	—	—

	Severance – Fortrea Bonus Plan	—	$432,650	—	$865,300	—	—

	Restricted Stock Units(1)	—	$859,763	—	$1,417,898	$1,417,898	$1,417,898

	Performance Shares(1)	—	$506,489	—	$1,322,006	$1,322,006	$1,322,006

	Health & Welfare Plans(2)	—	$27,370	—	$27,370	$404,500	$1,018,000

	Total	—	$2,335,271	—	$4,650,573	$3,144,404	$3,757,904

1	Amounts represented by RSUs include 2021 and 2022 PSUs that converted to RSUs at time of Spin

2	Any executive perquisites are cancelled effective date of separation; however, executives are eligible for reimbursement of eligible expenses up to effective date of termination.

3	None of the NEOs are retirement eligible.

4

Under Involuntary Not for Cause or Good Reason as well as Change-in-Control, Health & Welfare represent one year of reimbursement of executive for COBRA coverage for medical, dental and vision, an additional Medical Stipend equal to the cost of COBRA coverage for medical, dental, and vision, and outplacement services with such reimbursement capped at $3,000.

5

Under Disability, amounts represent the what is to be paid to respective executive under Fortrea’s short and long-term disability plans. Fortrea’s short-term disability allows for 100% of the executive’s salary to be paid for 6 months. Fortrea’s supplemental long-term disability program, which the NEOs are eligible for, allows for a payment of up to $25,000 per month, with the maximum benefit to be determined by the length of eligibility and age. For the sake of this calculation, a term of one year has been used to determine the amount paid to the executive.

6	Under Death, amount represents the death benefit under Fortrea’s company-sponsored life insurance plan—2x an employees annual base pay with a maximum of $1.5 million.

44 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Pike Severance Payments and Consulting Agreement

In connection with his departure, Mr. Pike received severance as provided in Section 7(e) of the Pike Employment Agreement, dated as of January 4, 2023. Mr. Pike received $3,894,000 in cash severance, paid in equal installments in 2025 and 2026. In connection with Mr. Pike’s departure, the Company and Mr. Pike also entered into a consulting agreement, effective May 13, 2025, pursuant to which Mr. Pike served as a special consultant to the Company and performed such reasonable duties mutually agreed to between Mr. Pike and the Company until September 30, 2025. Pursuant to Mr. Pike’s consulting agreement, the Company retained Mr. Pike as a “Service Provider” (as defined in the Incentive Plan) and, as a result, Mr. Pike’s RSUs granted under the Incentive Plan continued to vest during the term of the Consulting Agreement.

CEO Pay Ratio

For 2025, as required by Item 402(u) of Regulation S-K, the Company identified a new median employee using our global employee population, excluding our CEO, as of December 1, 2025, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We used base salary as our consistently applied compensation measure across the employee population. The following jurisdictions constituting 5% of the Company’s total employees were excluded under the 5% de minimis rule: Philippines (169), Russia (27), Malaysia (17), Turkey (82), Columbia (38), Ukraine (149), Guatemala (16), South Africa (48), Taiwan (67), Costa Rica (47), Latvia (10), Switzerland (11), and Thailand (33).

From the remaining employees, we leveraged a valid statistical sampling approach to produce a sample of employees who were paid within a 5% range of the estimated median base salary and selected an employee from within that group as our median employee. We determined the median employee’s annual total compensation using the methodology for the Company’s Summary Compensation Table, as set forth in Item 402(c)(2)(x) of Regulation S-K and compared it to the total compensation of our CEO, in order to arrive at the pay ratio disclosed below.

Pursuant to the Pay Ratio rules, in the event a company has multiple individuals serving as CEO during the applicable fiscal year, it is permissible to calculate the CEO pay ratio based on the annualized compensation of the individual serving as the CEO on the median employee identification date. As noted above, Mr. Thakral was appointed our President and CEO effective August 4, 2025 and served in such capacity through December 31, 2025, the date on which we identified our median employee for purposes of calculating the CEO pay ratio for 2025. As such, for purposes of the CEO pay ratio calculation, given that Mr. Thakral did not commence employment until August 4, 2025, we annualized certain elements of his compensation, including base salary and the value of health and welfare insurance premiums. The compensation for Mr. Thakral in 2025, as reported in the Summary Compensation Table with necessary adjustments to annualize his compensation, was $12,282,560. The compensation of our median employee for 2025 was $62,683. Based upon the total CEO compensation and median employee compensation for 2025, our CEO to median employee pay ratio is estimated at 196:1.

This ratio is a reasonable estimate calculated using a methodology consistent with SEC rules, as described above. As the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices, pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.

FORTREA • 2026 Proxy Statement 45

EXECUTIVE COMPENSATION

Pay versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the MDCC views the link between our performance and our NEOs’ pay. The MDCC did not consider the pay versus performance disclosure below in making its pay decisions. For a complete discussion of how the Company views its executive compensation structure, including alignment with Company performance and how pay was determined, see the Compensation Discussion and Analysis beginning on page 27.
In accordance with SEC rules, the following table sets forth information concerning compensation actually paid (“CAP”), Total Stockholder Return (“TSR”), Net Income, and Adjusted EBITDA. These disclosures and the calculation of CAP are required by the SEC’s rules. Neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting SCT Total values for the applicable year as described in the footnotes to the following table.

FISCAL YEAR (1)	SCT TOTAL FOR MR. PIKE (2)	SCT TOTAL FOR MR. NEUPERT (2)	SCT TOTAL FOR MR. THAKRAL (2)	CAP TO MR. PIKE (3)	CAP TO MR. NEUPERT (3)	CAP TO MR. THAKRAL (3)	AVERAGE SCT TOTAL FOR NON-PEO NEOS (2)	AVERAGE CAP TO NON-PEO NEOS (3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON: (4)		NET INCOME (LOSS) ($ MILLIONS) (5)	ADJUSTED EBITDA ($ MILLIONS) (6)
									COMPANY TSR	PEER GROUP TSR

2025	$7,984,877	$1,145,261	$11,584,483	$3,294,366	$2,896,506	$31,937,826	$1,648,831	$1,968,600	$50.72	$120.57	($989)	$190

2024	$1,713,906	n/a	n/a	($14,710,510)	n/a	n/a	$1,339,389	($481,635)	$54.84	$106.91	($329)	$203

2023	$26,320,395	n/a	n/a	$34,238,046	n/a	n/a	$3,154,484	$3,349,885	$102.62	$103.98	($25)	$246

(1)
Thomas Pike was our CEO from 2023 through May 13, 2025. Peter Neupert served as interim CEO from May 13, 2025 to August 4, 2025. Mr. Thakral was appointed our CEO on August 4, 2025. The other NEOs included for 2023, 2024, and 2025 are Jill McConnell and Mark Morais.

(2)
These amounts reflect (i) the total compensation reported in the SCT for the applicable year in the case of our CEO; and (ii) the average of the total compensation reported in the SCT for the applicable year for our Other NEOs. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
Amounts reported in these columns represent CAP; adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for our CEO and for the average of the Other NEOs is set forth in the following tables, which describe the adjustments, each of which is prescribed by the SEC rule to calculate the CAP amounts from SCT amounts.

NEO	FISCAL YEAR	SCT TOTAL	MINUS STOCK AWARD VALUE & OPTION AWARD VALUE REPORTED IN SCT FOR THE COVERED YEAR	PLUS YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE COVERED YEAR THAT REMAIN OUTSTANDING AND UNVESTED AS OF LAST DAY OF THE COVERED YEAR	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE LAST DAY OF THE COVERED YEAR OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	FAIR VALUE AT VESTING OF OPTION AWARDS AND STOCK AWARDS GRANTED IN FISCAL YEAR THAT VESTED DURING FISCAL YEAR	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE VESTING DATE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING THE COVERED YEAR	MINUS FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE COVERED YEAR	PLUS VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTRAL COMPENSATION FOR THE COVERED YEAR	CAP

Thakral	2025	$11,584,483	($10,479,169)	$30,832,512	—	—	—	—	—	$31,937,826

Neupert	2025	$1,145,261	($710,000)	$2,562,246	—	—	($101,001)	—	—	$2,896,506

Pike	2025	$7,984,877	—	—	—	$628,204	($5,318,715)	—	—	$3,294,366

Pike	2024	$1,713,906	($594,000)	—	($11,498,710)	—	($4,331,706)	—	—	($14,710,510)

Pike	2023	$26,320,395	($24,128,640)	$32,021,869	—	—	—	—	$24,422	$34,238,046

Average NEO	2025	$1,648,831	($833,558)	$1,455,866	($33,903)	$83,224	($351,860)	—	—	$1,968,600

Average NEO	2024	$1,339,389	($819,671)	$247,672	($1,028,236)	—	($220,789)	—	—	($481,635)

Average NEO	2023	$3,154,484	($2,420,555)	$2,670,583	($52,524)	—	($9,173)	—	$7,070	$3,349,885

 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

The fair value of options was determined by using the Black-Scholes option pricing method. The fair value of the PSUs was determined by using a Monte Carlo simulation pricing model and the probable outcome of the performance vesting conditions as of each measurement date and Company actual performance payouts for each completed performance period for the respective fiscal year. The fair value of the restricted stock was determined using the stock price on the appropriate measurement date.

(4)
The comparison assumes $100 was invested in the Company and in the S&P 1500 Healthcare Index, respectively, for the period starting July 1, 2023, the effective date of the registration of FTRE Common Stock, through the end of 2025. Historical stock performance is not necessarily indicative of future stock performance. All dollar values assume reinvestment of all dividends, where applicable.

(5)
“Net income” is equivalent to “Net earnings” as reported in the Company’s financial statements in its Annual Report on Form
10-K
for fiscal year ended December 31, 2025 filed with the SEC. Figures provided for 2023 net income have been restated to reflect amended and restated disclosures due to a restatement identified in connection with the preparation of our financial statements for the quarter ended March 31, 2024, which identified errors impacting previously reported financial information, including to periods prior to the Spin (the “restatement”).

(6)
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (other than total stockholder return, stock price, or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected Adjusted EBITDA as this measure for 2025, as reflected in the table above. Adjusted EBITDA is a non-GAAP
measure. See the reconciliation of Adjusted EBITDA on Appendix A attached to this proxy statement. We may determine a different financial performance measure to be the most important financial performance measure in future years. Figures provided for 2023 reflect amended and restated disclosures due to the restatement.

Financial Performance Measures
For fiscal year 2025, the financial performance measures used in setting pay-for-performance
compensation for the most recently completed fiscal year were Adjusted EBITDA and Net New Business in the Fortrea Bonus Plan, and Revenue, Adjusted EBITDA Margin, and a relative TSR modifier in the 2025 PSUs. The manner in which these measures, together with certain non-financial
performance measures, determined the amounts of incentive compensation paid to our NEOs is described above in the CD&A section. These financial measures will continue to be utilized in 2026 to evaluate the company’s performance and establishing pay-for-performance
alignment. We believe these measures provide a strong link between compensation actually paid to our NEOs and our performance. For fiscal year 2025, performance for the first of three performance tranches of the 2025 PSUs was below the minimum threshold for Adjusted EBITDA margin, and between threshold and target for Revenue. The relative TSR modifier will not impact the payout until the completion of the three-year performance period, when all performance criteria will be officially scored and vesting will occur of the PSUs.
For 2025, the following list represented the most important financial performance measures used by Fortrea to link Compensation Actually Paid with our financial performance:

•	Adjusted EBITDA

•	Net New Business

•	Revenue

•	Adjusted EBITDA Margin

•	Relative TSR
Relationship Between Compensation Actually Paid (“CAP”) and Financial Performance Measures
The chart below illustrates the relationship between PEO and other NEO average CAP amounts and the Company’s and Peer Group TSR during the period 2023-2025 assuming $100 initial investment on July 1, 2023.

FORTREA • 2026 Proxy Statement

EXECUTIVE COMPENSATION

The charts below illustrate the relationship between PEO and other NEO average CAP amounts and the Company’s Net Income and Adjusted EBITDA during the period 2023-2025.

 2026 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

FORTREA • 2026 Proxy Statement

PROPOSAL 3:

Advisory Vote on the Compensation of our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are asking that our stockholders approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table of this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Stockholders also may, if they wish, abstain from casting a vote on this proposal. In 2024, the Board adopted, and the stockholders approved, annual say-on-pay voting until the next required say-on-frequency vote in 2030.

In connection with this proposal, the Board encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 27, as well as the information contained in the compensation related tables and narrative discussion in this proxy statement. The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as our current compensation program is built on a pay-for-performance philosophy, which operated as designed and intended in 2025, and was constructed to retain and appropriately reward our named executive officers for both Company and individual performance. When you cast your vote, we urge you to consider the description of the our executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:

•

Pay-for-Performance: The structure of our executive compensation program operated as designed and intended, as the annual bonus and long-term incentive compensation, particularly our PSUs, paid out or vested at levels to recognize progress over the prior year but still below target based on our financial performance during 2025. We established compensation for Mr. Thakral, our new CEO, that includes performance-based compensation.

•

Base Salaries: The MDCC reviewed and determined not to make any changes to the salaries for Ms. McConnell and Mr. Morais, which maintains the balance of guaranteed and incentive-based compensation. The MDCC established an initial base salary for Mr. Thakral based on an analysis of competitive market data and negotiations with Mr. Thakral.

•

Long-Term Incentive Grants: The MDCC did not elect to make an annual equity grant to Mr. Thakral in 2025 or in connection with the annual grants made early in 2026. Mr. Thakral received an inducement grant upon hire, thereby replacing eligibility for the 2025 grant. LTI grants made to Ms. McConnell and Mr. Morais were intended to provide competitive compensation while increasing their share ownership and alignment with stockholders. The MDCC did not elect to make an annual equity grant to Mr. Pike in 2025.

Although the advisory vote is non-binding, the Board of Directors values stockholders’ opinions. The MDCC will review the results of the vote and, consistent with our record of stockholder responsiveness, the MDCC will consider stockholders’ views and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of Fortrea Holdings Inc. approve, on an advisory basis, the compensation paid to Fortrea Holdings Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Fortrea Holdings Inc.’s 2026 Proxy Statement.”

Vote Required

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires an affirmative vote of the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.

50 2026 Proxy Statement • FORTREA

Director Compensation

Prior to the Spin, Labcorp engaged FW Cook to assist with developing a non-employee director compensation program for us. In establishing such program pre-Spin, Labcorp and FW Cook analyzed the director compensation programs for Fortrea’s industry peer group and companies in the general industry. As a result of such review, our director compensation program was approved for us, pursuant to which each director will receive compensation in the form of an annual cash retainer and an equity award. In recognition for the additional duties: (i) the Lead Independent Director would receive an additional cash retainer of $40,000, (ii) the chair of the Audit Committee would receive an additional cash retainer of $25,000, (iii) and the chair of each of the Nominating, Corporate Governance and Compliance Committee, and the MDCC would receive an additional cash retainer of $20,000.

In 2025, the MDCC reviewed the non-employee director compensation program and did not recommend to our Board any changes to the director compensation program. Accordingly, the non-employee members of our Board received a cash retainer of $90,000 and an equity award in the form of RSUs, with a grant-date fair value of $210,000 (which will be subject to, among other terms and conditions, a one-year vesting requirement). In addition, the Lead Independent Director and committee chairs received the cash retainers described above. Additionally, certain directors received additional cash payments in connection with additional meetings conducted in 2025 to review the CEO transition and other strategic matters.

2025 Director Compensation Table

The following table sets forth summary compensation information for our directors for the fiscal year ended December 31, 2025. The compensation received by Mr. Thakral as an employee, and by Mr. Pike prior to his termination, is included in the “Summary Compensation Table” above. Mr. Neupert is not included in the table below. Pursuant to Instruction 3 to Item 402(c) of Regulation S-K, Mr. Neupert’s compensation as a non-employee director during fiscal 2025 prior to and after his service as Interim CEO is included in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock units ($)(2)(3)	Total ($)

Edward Pesicka	$90,000	$210,000	$300,000

Dr. Amrit Ray	$130,000	$210,000	$340,000

Erin L. Russell(1)	$82,500	$420,000	$502,500

Machelle Sanders(2)	$100,000	$210,000	$310,000

William Sharbaugh	$22,500	—	$22,500

David Smith(4)	$107,466	$210,000	$317,466

R. Andrew Eckert(1)	$75,000	—	$75,000

(1)

Ms. Russell joined the Board of Directors in 2025, replacing Mr. Eckert who served on the Board for a partial year in 2025. Mr. Eckert received a prorated annual cash retainer. Ms. Russell received a partial year cash retainer and an initial RSU grant, in addition to her normal annual RSU grant.

(2)

All RSUs granted to any directors have been valued based on the fair value of the RSUs using the market value as of the date of grant. A discussion of the assumptions used in calculating these values can be found in Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(3)	The aggregate number of RSUs outstanding for each director appears in “Security Ownership of Certain Beneficial Owners and Management.”

(4)	Mr. Smith elects to have US tax withholding; therefore, his fees paid in cash are net of taxes.

FORTREA • 2026 Proxy Statement 51

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2025, regarding Fortrea’s equity compensation plans.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders	5,588,892	—	7,900,217

Equity compensation plans not approved by security holders(1)	2,820,000	—	2,180,000

Total	8,408,892	—	10,080,217

(1)	Includes equity issued and reserved for issuance under the Inducement Plan.

52 2026 Proxy Statement • FORTREA

Security Ownership of Certain Beneficial Owners and Management

Common Stock

To the best of our knowledge, the following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 15, 2026, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person or an entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 94,584,730 shares of Common Stock outstanding and entitled to vote as of April 15, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 15, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 8 Moore Drive, Durham, North Carolina 27713. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage

5% or Greater Stockholders

BlackRock, Inc.(1)	13,807,176	14.60%

The Vanguard Group(2)	8,691,374	9.19%
The Goldman Sachs Group, Inc.(3)	8,031,366	8.49%

Named Executive Officers

Anshul Thakral(4)	—	*

Jill McConnell(5)	85,086	*

Mark Morais(6)	87,334	*

Non-Employee Directors

Peter Neupert(7)	246,668	*

Edward Pesicka(8)	52,453	*

Dr. Amrit Ray(9)	52,453	*

Erin L. Russell(10)	72,671	*
Machelle Sanders(11)	46,099	*

William Sharbaugh(12)	—	*

David Smith(13)	48,361	*

All executive officers and directors as a group (10 persons)(14)	691,125	*

*	Less than one percent.

FORTREA • 2026 Proxy Statement 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Based solely on information contained in an amended Schedule 13G filed with the SEC on July 17, 2025 by BlackRock, Inc. reporting sole voting power of 13,584,809 shares, shared voting power of 0 shares, sole dispositive power of 13,807,176 shares and shared dispositive power of 0 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)

Based solely on information contained in a Schedule 13G amendment filed with the SEC on July 29, 2025 by The Vanguard Group reporting sole voting power of 0 shares, shared voting power of 222,603.00 shares, sole dispositive power of 8,372,876.00 shares and shared dispositive power of 318,498.00 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over our securities beneficially owned by various subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with the Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(3)

Based solely on information contained in a Schedule 13G filed with the SEC on August 13, 2025 by The Goldman Sachs Group, Inc. reporting sole voting power of 0 shares, shared voting power of 8,028,366.47 shares, sole dispositive power of 0 shares and shared dispositive power of 8,028,366.47 shares. The address for The Goldman Sachs Group, Inc. is 200 West Street New York, NY 10282.

(4)	Does not include 1,250,000 unvested RSUs that will not vest within 60 days of April 15, 2026.

(5)	Includes 15,290 RSUs that are scheduled to vest within 60 days of April 15, 2026. Does not include 140,841 RSUs that are scheduled to vest after 60 days of April 15, 2026.

(6)	Includes 15,290 RSUs that are scheduled to vest within 60 days of April 15, 2026. Does not include 101,995 RSUs that are scheduled to vest after 60 days of April 15, 2026.

(7)	Includes 148,536 RSUs that are scheduled to vest within 60 days of April 15, 2026.

(8)	Includes 38,817 RSUs that are scheduled to vest within 60 days of April 15, 2026.

(9)	Includes 38,817 RSUs that are scheduled to vest within 60 days of April 15, 2026.

(10)	Includes 38,817 RSUs that are scheduled to vest within 60 days of April 15, 2026.

(11)	Includes 38,817 RSUs that are scheduled to vest within 60 days of April 15, 2026.

(12)	Does not include 20,916 RSUs that are scheduled to vest after 60 days of April 15, 2026.

(13)	Includes 38,817 RSUs that are scheduled to vest within 60 days of April 15, 2026.

(14)	Includes 373,201 RSUs that are scheduled to vest within 60 days of April 15, 2026. Does not include 1,270,916 RSUs that are scheduled to vest after 60 days of April 15, 2026.

54 2026 Proxy Statement • FORTREA

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written-related person transactions policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest, which may include, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to the Audit Committee each proposed related party transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairman of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by the Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related party transaction for which he or she is a related party.

Agreements with Labcorp

In order to govern the ongoing relationships between us and Labcorp after the Spin and to facilitate an orderly transition, we and Labcorp entered into the Separation and Distribution Agreement as well as other agreements, including a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement, which are described on the Company Form 8-K filed with the SEC on July 3, 2023, and forms of which are filed with the SEC as exhibits to the Annual Report on Form 10-K and its prior filings.

No Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2025.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, Dr. Amrit Ray, Edward Pesicka, Machelle Sanders, David Smith, William Sharbaugh, and Andrew Eckert (prior to his resignation from the Board in February 2025) served as members of the MDCC. No current or former member of the MDCC is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the MDCC during the fiscal year ended December 31, 2025.

FORTREA • 2026 Proxy Statement 55

CERTAIN RELATIONSHIPS

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 8 Moore Drive, Durham, North Carolina 27713 in writing not later than December 28, 2026.

Stockholders intending to present a proposal at the 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than the close of business on February 9, 2027, and no later than the close of business on March 11, 2027.

The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 30 days after June 9, 2027. then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2027 Annual Meeting in support of director nominees other than Fortrea’s nominees must provide notice to Fortrea that sets forth the information required by Exchange Act Rule 14a-19 not later than April 12, 2027.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

56 2026 Proxy Statement • FORTREA

Fortrea’s Annual Report on Form 10-K

A copy of Fortrea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 15, 2026, without charge upon written request addressed to:

Fortrea Holdings Inc.

Attention: Corporate Secretary

8 Moore Drive

Durham, North Carolina 27713

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2025, at www.fortrea.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Agnieszka M. Gallagher

General Counsel and Corporate Secretary

Durham, North Carolina

April 27, 2026

FORTREA • 2026 Proxy Statement 57

APPENDIX A

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION USED IN

COMPENSATION PERFORMANCE METRICS

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Executive Compensation section of the Proxy Statement, including the “Compensation Discussion and Analysis” and “Pay Versus Performance” subsections, contains references to certain financial measures that are not presented in accordance with GAAP, including Adjusted EBITDA. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, you should be aware that, in the future, we may incur expenses that are the same as or similar to some of the adjustments in our presentation of our non-GAAP financial measures. There can be no assurance that we will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

We consider Adjusted EBITDA in assessing the performance of our business and comparing our operating performance across reporting periods on a consistent basis by excluding items from the calculation of net income that management does not believe are indicative of our ongoing operating performance. We also use Adjusted EBITDA as a compensation performance measure.

In calculating EBITDA, the Company excludes from the calculation of net income, among other things, all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company.

In calculating Adjusted EBITDA, the Company excludes from the calculation of EBITDA, among other things, all of the stock-based compensation expense, as determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Similarly, we exclude other expenses that we believe are not representative of the day-to-day operating performance of our business, such as disposition-related expenses, restructuring and related expenses, the amount of one-time Spin-related costs, incremental costs relating to implementation of transition services agreements, and certain costs relating to a customer matter.

58 2026 Proxy Statement • FORTREA

The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

RECONCILIATION OF NON-GAAP MEASURES

FORTREA HOLDINGS, INC.

NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(in millions)

(Unaudited)

	Twelve Months Ended December 31,

($ in millions)	2025	2024

Adjusted EBITDA from continuing operations:

Net loss from continuing operations	$(986.2)	$(271.5)

Income tax (benefit) expense	3.2	(3.5)

Interest expense, net	91.4	123.8

Foreign exchange (gain) loss	26.9	10.6

Depreciation and amortization (a)	78.0	85.3

Goodwill and other asset impairment	797.9	—

Restructuring and other charges (b)	49.1	51.2

Stock based compensation	74.4	57.2

Disposition-related costs (c)	10.0	13.4

One-time spin-related costs (d)	24.7	130.0

Customer matter (e)	—	6.0

Enabling Services Segment costs (f)	—	7.3

Other (g)	15.4	(7.3)

Adjusted EBITDA from continuing operations	$189.9	$202.5

(a) Includes amortization of intangible assets acquired as part of business acquisitions.

(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations.

(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.

(d) Represents one-time or incremental costs required to implement capabilities to exit the transition services agreement with former parent.

(e) As part of working with a customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. There were no related adjustments in 2025 as the agreed upon amounts had been satisfied.

(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.

(g) Includes adjustments to estimated contingent consideration on a sale of a facility, income related to services provided under transition services agreements, settlements related to litigation initiated prior to the spinoff of the Company as a standalone company, the yield expense incurred on amounts received under the Company’s Receivables Securitization Program, and amortization of implementation costs deferred in connection with cloud computing arrangements.

FORTREA • 2026 Proxy Statement 59

Fortrea

8 Moore Drive
Durham, North Carolina 27713

©2026 Fortrea Inc. All rights reserved. Fortrea.com

FORTREA HOLDINGS INC. 8 MOORE DRIVE DURHAM, NORTH CAROLINA 27713 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FTRE2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fortrea Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards returned by mail must be received before 1 1:59 p.m. Eastern Time on June 8, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V93362-P49297 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FORTREA HOLDINGS INC. The Board of Directors recommends you vote FOR each of the director nominees listed in proposal 1 (1a, 1b, and 1c), and FOR proposals 2 and 3: 1. Election of Directors Nominees: For Against Abstain 1a. Anshul Thakral 1b. Peter M. Neupert 1c. William J. Sharbaugh 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. For Against Abstain NOTE: Such other business a Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.s may properly come before the meeting or any adjournment or postponement thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V93363-P49297 FORTREA HOLDINGS INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS June 9, 2026 AT 8:00 A.M. ET THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The Stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) each of Anshul Thakral, Jill McConnell, and Agnieszka M. Gallagher, each with full power of substitution, as proxies to vote all of the shares of stock in FORTREA HOLDINGS INC., (the “Company”) which the Stockholder(s) would be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually via the Internet at www.virtualshareholdermeeting.com/FTRE2026 on June 9, 2026 at 8:00 A.M. ET and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR Proposals 2 and 3. If you are not voting on the Internet or by telephone, please mark, sign, date, and mail the proxy card in the return envelope so that the stock may be represented at the meeting. Continued and to be signed on reverse side